UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Winn-Dixie Stores, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

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WINN-DIXIE STORES, INC.

5050 EDGEWOOD COURT • JACKSONVILLE, FLORIDA 32254-3699

Notice of Annual Meeting of Shareholders

to be held November 5, 2008

To all Shareholders of Winn-Dixie Stores, Inc.:

You are invited to attend the 2008 annual meeting of shareholders of Winn-Dixie Stores, Inc. (“Winn-Dixie”, “we”, “us”, “our” or the “Company”). The annual meeting will be held at our headquarters at 5050 Edgewood Court, Jacksonville, Florida at 9:00 a.m. Eastern Time, on Wednesday, November 5, 2008. At the meeting, our shareholders will act on the following matters:

•	Election of directors for a term of one year;

•	Approval of the Winn-Dixie Stores, Inc. Employee Stock Purchase Plan (the “ESPP”);

•	Ratification of the appointment of KPMG LLP (“KPMG”) as our independent registered public accounting firm for fiscal 2009; and

•	Any other business that may properly come before the meeting.

The Board of Directors has fixed September 8, 2008 as the record date for the annual meeting. Only holders of our common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the annual meeting.

By Order of the Board of Directors,

Larry B. Appel

Secretary

Jacksonville, Florida

September 22, 2008

Whether or not you expect to attend the annual meeting, please sign and return the enclosed proxy card promptly. Alternatively, you may give a proxy by telephone or over the Internet by following the instructions on your proxy card or in the proxy statement. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

WINN-DIXIE STORES, INC.

5050 EDGEWOOD COURT • JACKSONVILLE, FLORIDA 32254-3699

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD NOVEMBER 5, 2008

Our annual meeting of shareholders will be held on Wednesday, November 5, 2008, at our headquarters at 5050 Edgewood Court, Jacksonville, Florida, beginning at 9:00 a.m. Eastern Time. The enclosed form of proxy is solicited by our Board of Directors. We anticipate that this proxy statement and the accompanying proxy card will first be mailed to holders of our common stock on or about September 22, 2008.

GENERAL INFORMATION

Why am I receiving this proxy statement and proxy card?

You are receiving this proxy statement and proxy card from us because you own shares of our common stock. This proxy statement describes issues on which we would like you, as a shareholder, to vote. It provides information on these issues so that you can make an informed decision.

When you sign the proxy card or submit your proxy by telephone or Internet, you appoint Peter L. Lynch and Terry Peets as your representatives at the meeting. These representatives will vote your shares at the meeting (or any adjournments or postponements of the meeting) as you have instructed them. With proxy voting, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the meeting, it is a good idea to complete, sign and return your proxy card or submit your proxy via telephone or Internet in advance of the meeting just in case your plans change.

If an issue comes up for vote at the meeting (or any adjournments or postponements of the meeting) that is not described in this proxy statement, these representatives will vote your shares, under your proxy, at their discretion.

When is the record date?

The Board of Directors has fixed September 8, 2008, as the record date for the annual meeting. Holders of common stock as of the close of business on this date will be entitled to vote at the annual meeting.

How many shares are outstanding? How many votes are permitted per share?

As of the record date, there were 54,285,456 shares of common stock issued and outstanding. Each share is entitled to one vote. No cumulative rights are authorized and dissenters’ rights are not applicable to any of the matters being voted upon.

In accordance with Florida law, a list of shareholders as of the record date will be available at the annual meeting and for ten days prior to the meeting for inspection by any shareholder or the shareholder’s agent or attorney at our headquarters, located at 5050 Edgewood Court, Jacksonville, Florida, between the hours of 9:00 a.m. and 5:00 p.m.

What am I voting on?

You are being asked to vote on the following:

•	the election of nine directors for a one year term, or until their respective successors are duly elected and qualified;

•	the approval of the ESPP;

•	the ratification of the appointment of KPMG as our independent registered public accounting firm for fiscal 2009; and

•	any other business that may properly come before the meeting.

Our By-Laws require a shareholder to give advance notice of any proposal intended to be presented at the meeting. The deadline for this notice has passed and we have not received any notices. If any other matter properly comes before the shareholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How do I vote?

Holders of record of our shares have four voting options:

•	by telephone toll-free at 1-800-PROXIES (1-800-776-9437);

•	over the Internet at www.voteproxy.com;

•	by signing your proxy card and mailing it in the enclosed, prepaid and preaddressed envelope; or

•	by attending the annual meeting and voting in person.

If you vote by telephone or over the Internet, you will be prompted to enter the voter control number printed on your proxy card above your name and to follow a few simple instructions. Voting by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

If you hold your shares in “street name” through a bank, broker or other nominee, your ability to vote by telephone or over the Internet depends on the voting processes of the broker, bank or other nominee. These programs are different from the program offered by our transfer agent, American Stock Transfer & Trust Company (“American Stock Transfer”), for shares registered in the name of the shareholder. Please carefully follow the voting instructions provided by your bank, broker or other nominee on the voting instruction form or proxy card.

Can shareholders vote in person at the annual meeting?

Yes. We will pass out written ballots to any holder of record who wants to vote at the meeting. If your shares are not held in your name, you must request a legal proxy from your stockbroker or the registered owner to vote at the meeting.

What do I need to bring if I plan to attend the annual meeting in person?

Shareholders will need to register at the meeting to attend the meeting in person. Please bring identification with you. If your shares are not held in your name, you will need to bring proof of your share ownership to the meeting in order to register. You should ask the broker, bank or other institution that holds your shares to provide you with a copy of an account statement or a letter that shows your ownership of Winn-Dixie common stock on September 8, 2008. Please bring the proof of ownership with you.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with the transfer agent and/or with stockbrokers. Please vote all of the shares.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Time, on November 4, 2008;

•

signing another proxy with a later date and mailing it to our transfer agent, American Stock Transfer, as long as American Stock Transfer receives the proxy prior to 11:59 p.m. Eastern Time, on November 4, 2008;

•	voting in person at the annual meeting; or

•	giving written notice to our Corporate Secretary at the address on the front cover of this proxy statement.

How many votes do you need to hold the meeting?

For us to conduct the annual meeting we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be represented at the meeting. Your shares will be counted as represented at the annual meeting if you:

•	vote by telephone or via the Internet;

•	properly submit a proxy (even if you do not provide voting instructions); or

•	attend the annual meeting and vote in person.

How many votes are needed to elect directors?

The nine nominees receiving the highest number of FOR votes cast by the shareholders will be elected as directors, even if those nominees do not receive a majority of the votes cast. This number is called a plurality. A properly executed proxy card marked WITHHOLD with respect to the election of a director will not be voted and will not count FOR the nominee.

How many votes are needed to approve the ESPP and to ratify the appointment of KPMG?

The ESPP will be approved and the appointment of KPMG will be ratified if the votes cast FOR the proposals exceed the votes cast AGAINST the proposals. A properly executed proxy card marked ABSTAIN with respect to either of these proposals will not be voted and will not count FOR or AGAINST the proposal. Abstentions with respect to a proposal are counted for purposes of establishing a quorum.

Will my shares be voted if I do not sign and return my proxy card, vote by telephone or over the Internet?

If you are a shareholder of record and you do not sign and return your proxy card, vote by telephone or over the Internet or attend the annual meeting and vote in person, your shares will not be voted and will not count in deciding the matters presented for shareholder consideration in this proxy statement.

If your shares are held in “street name” through a bank or broker and you do not provide voting instructions before the annual meeting, your bank or broker may vote your shares on your behalf under certain circumstances. Brokerage firms have the authority under certain rules to vote shares for which their customers do not provide voting instructions on “routine” matters.

The election of directors and the ratification of the appointment of KPMG are considered “routine” matters under these rules. Therefore, brokerage firms are allowed to vote their customers’ shares on these matters if the customers do not provide voting instructions. If your brokerage firm votes your shares on these matters because you do not provide voting instructions, your shares will be counted for purposes of establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR or AGAINST the routine matters.

The approval of the ESPP is not considered a routine matter. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes will be counted for purposes of establishing a quorum, but not for determining the number of shares voted FOR or AGAINST the non-routine matter.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.

How are votes counted?

Your shares will be voted as you indicate. If you just sign your proxy card with no further voting instructions, your shares will be voted:

•	FOR the nine director nominees;

•	FOR the approval of the ESPP; and

•	FOR the ratification of the appointment of KPMG as our independent registered public accounting firm.

Voting results will be tabulated and certified by our transfer agent, American Stock Transfer.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our Quarterly Report on Form 10-Q for the second quarter of fiscal 2009, which will be filed with the Securities and Exchange Commission (the “SEC”).

Who will pay for the costs of soliciting proxies?

We will bear the cost of soliciting proxies. In an effort to have as large a representation at the meeting as possible, our directors, officers and employees may solicit proxies by telephone or in person in certain circumstances. To further assist us in our efforts, we have engaged Georgeson Inc. to solicit proxies for an estimated fee of $8,500.00, plus expenses. Upon request, we will reimburse brokers, dealers, banks, voting trustees and their nominees who are holders of record of our common stock on the record date for the reasonable expenses incurred for mailing copies of the proxy materials to the beneficial owners of such shares.

How can I obtain an additional copy of the Annual Report on Form 10-K for fiscal 2008?

Our Annual Report on Form 10-K for fiscal 2008, which includes audited financial statements, accompanies this proxy statement. You may obtain additional copies of the Form 10-K by selecting “SEC/Section 16 Filings” on the Investors page of our website at www.winn-dixie.com.

At the written request of any shareholder who owns common stock on the record date, we will provide, without charge, an additional paper copy of the Form 10-K, including the financial statements and financial statement schedules but not including exhibits. If requested, we will provide copies of the exhibits for a reasonable fee. Requests for additional paper copies of the Form 10-K should be directed to:

Winn-Dixie Stores, Inc.

5050 Edgewood Court

Jacksonville, Florida 32254-3699

Attention: Shareholder Relations

Email: shareholderrelations@winn-dixie.com

What is “householding” and how does it affect me?

Householding is a program approved by the SEC which allows the delivery of only one package of proxy materials to you if there are multiple shareholders residing at the same address, unless we have received contrary instructions from one or more of the shareholders. This means you will receive an envelope containing one set of proxy materials and a separate proxy card for each shareholder account in the household. Proxy materials may include an annual report and a proxy statement. Householding saves us money by reducing printing and postage costs. It also creates less paper for you to manage and is environmentally friendly.

We will promptly deliver, upon oral or written request, a separate copy of the proxy materials to any shareholder residing at an address to which only one copy was mailed. Shareholders residing at the same address who do not wish to participate in householding may contact us to request multiple copies of the proxy materials in the future. Shareholders residing at the same address and currently receiving multiple copies of the proxy materials may contact us to request to participate in householding in the future. For requests relating to householding, please contact Shareholder Relations, 5050 Edgewood Court, Jacksonville, Florida 32254-3699, telephone number (904) 783-5000, email address shareholderrelations@winn-dixie.com.

OUR BOARD OF DIRECTORS

GENERAL INFORMATION ABOUT OUR BOARD

What is the size of our Board of Directors and who is currently serving on the Board?

Our Articles of Incorporation require that our Board consist of a minimum of seven and a maximum of 12 members. Currently, our Board consists of nine directors. The current members of the Board are Peter L. Lynch, Evelyn V. Follit, Charles P. Garcia, Jeffrey C. Girard, Yvonne R. Jackson, Gregory P. Josefowicz, James P. Olson, Terry Peets and Richard E. Rivera.

Is the Board divided into classes?

No. Our Board is not divided into classes. Each member of our Board is elected annually to serve a one year term, or until their respective successor is duly elected and qualified.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

The following is information about our Board of Directors as of June 25, 2008:

Name, Principal Occupation for the Past Five Years and Directorships	Age
Evelyn V. Follit • 2007 to present, President, Follit Associates (a corporate technology assessment and executive career strategy practice) • 2005 to 2007, retired • 1997 to 2005, Senior Vice President and Chief Information Officer, Radio Shack Corporation (a consumer electronics retail company) • Director of Beall’s, Inc. (a retail department store company)	61

Charles P. Garcia • 2006 to present, Senior Managing Director, Hispanic Capital Markets Group, a division of vFinance Investments, Inc. (an investment banking group focused on the global Hispanic market) • 2007 to present, Chairman, Aetna Miami Advisory Council (advisory board reporting to the CEO of Aetna) • 1997 to 2006, Chief Executive Officer of Sterling Financial Group of Companies (a financial services and investment banking firm)	47

Name, Principal Occupation for the Past Five Years and Directorships	Age
Jeffrey C. Girard • 2004 to present, retired • 2002 to 2004, Vice Chairman, Finance and Administration at Shopko Stores, Inc. (a general merchandise, apparel and drug retailing company)	60

Yvonne R. Jackson • 2006 to present, President and Principal of BeecherJackson (a human resources management consulting firm) • 2002 to 2005, Senior Vice President and Chief People Officer of Pfizer, Inc. (a worldwide pharmaceutical company) • 1999 to 2002, Senior Vice President and Chief People Officer of Compaq Computer Co. (a computer manufacturing and marketing company) • 1993 to 1999, Senior Vice President and Chief People Officer, Burger King Corporation (a fast food retailer) • Member of the Advisory Council of PricewaterhouseCoopers (a public accounting firm) since 2006	58

Gregory P. Josefowicz • Currently serves as a Director of PetSmart, Inc. (a pet supply services company) and Telephone and Data Systems, Inc. (a telecommunications company) • 2006 to February 2008, Senior Level Consultant to Borders Group, Inc. (a book, movies and music retail company) • 1999 to 2006, President, Chief Executive Officer and Chairman of Borders Group, Inc.	55

Peter L. Lynch • 2004 to present, President and Chief Executive Officer of Winn-Dixie • 2003 to 2004, a private investor • 1999 to 2003, held various positions with Albertson’s, Inc. (a food and drug retailing company), including President and Chief Operating Officer and Executive Vice President-Operations	56

James P. Olson • 2006 to present, retired • 2002 to 2006, Senior Vice President, Operations, PepsiCo International (a consumer food and beverage company) • 1999 to 2002, Vice President, Operations, Ernest & Julio Gallo Winery (a retail wine manufacturing company)	58

Name, Principal Occupation for the Past Five Years and Directorships	Age

Terry Peets

•      2007 to present, a private investor

•      2000 to 2007, Senior Advisor to JP Morgan Partners (now CCMP Capital, an investment banking company)

•      2000 to 2002, Chairman of the Board of Bruno’s Supermarkets, Inc. (a food retailing company)

•      Chairman of the Board and Director of World Kitchen, LLC (a kitchen products manufacturing and marketing company), the City of Hope National Cancer Center (a biomedical research, treatment and educational institution) and the Beckman Research Institute (a biomedical research institution)

•      Director of Interstate Bakeries, Inc. (a baked products manufacturing, marketing and distribution company), Ruiz Foods, Inc. (a retail frozen foods manufacturing company) and Inmar, Inc. (a provider of logistics management solutions)

63

Richard E. Rivera • 2004 to present, President and Chief Executive Officer of Rubicon Enterprises, LLC (a restaurant consulting, development and management company) • 1997 to 2004, served in various capacities at Darden Restaurants, Inc. (a dining restaurant company) including President and Chief Operating Officer from 2002 to 2004 and President of Red Lobster from 1997 to 2002 • Director of the National Restaurant Association (a restaurant trade organization)	61

CORPORATE GOVERNANCE

BOARD STRUCTURE

How does the Board determine which directors are independent?

Our Corporate Governance Principles require that two-thirds of the members of the Board be independent as defined under listing standards of The NASDAQ Stock Market (“NASDAQ”). Under these independence criteria, a director will not be considered independent if he or she has a material relationship with us. Relationships we consider material include employment by us within the last three years, affiliation with our auditors within the last three years, being a part of an interlocking directorate within the last three years, being an officer or employee of a company that does substantial business with us or having a family member that meets one of these criteria.

What was the Board’s determination with respect to director independence?

The Board of Directors reviewed the independence of each director in September 2008. As a result of the review, the Board affirmatively determined that the following directors are independent: Evelyn V. Follit, Charles P. Garcia, Jeffrey C. Girard, Yvonne R. Jackson, Gregory P. Josefowicz, James P. Olson, Terry Peets and Richard E. Rivera. Peter L. Lynch is not independent because he is our employee.

How many times did the Board meet in fiscal 2008?

During the fiscal year ended June 25, 2008, the Board of Directors held 13 meetings. All members of the Board during the fiscal year attended at least 90% of the total number of meetings of the Board and any committees of which he or she was a member.

Does the Board have a lead director?

Yes. Pursuant to our Corporate Governance Principles, a lead director is selected by a majority vote of the independent directors. After reviewing the strengths and qualifications of its independent members, the independent directors selected Gregory P. Josefowicz as the lead director in September 2007.

Do the independent directors of the Board meet during the year?

Yes. Under our Corporate Governance Principles, the independent directors meet at each face-to-face Board meeting without any representative of management being present. The lead director, or in the absence of the lead director one of our Committee chairs, presides at these sessions.

Does the Board have a policy with respect to attendance at the annual meeting of shareholders?

Although the Board understands that there may be situations that prevent a director from attending an annual meeting, the Board strongly encourages all directors to make attendance at the annual meeting a priority. All nine members of our Board of Directors attended our annual meeting of shareholders in 2007.

How can shareholders communicate with the Board?

Shareholders who wish to communicate directly with members of the Board, the Chairman or any chairperson of a Board Committee may do so by writing directly to those individuals, in care of the Board of Directors, Winn-Dixie Stores, Inc., 5050 Edgewood Court, Jacksonville, Florida 32254-3699. Our Corporate Secretary notifies the Chairman of all communications. If the correspondence is not addressed to a particular member, the communication will be reviewed with the Chairman, unless the correspondence relates to the Chairman, in which case the correspondence will be forwarded to the lead director. Our Corporate Secretary reviews all communications before forwarding to the appropriate Board member.

For shareholder communications relating to our accounting, internal accounting controls, or audit matters, please call 1-877-91W-DIAL (1-877-919-3425). Your call will be confidential and you may remain anonymous. The Audit Committee of our Board of Directors will be notified directly of your call.

DIRECTOR COMPENSATION

How were the directors compensated in fiscal 2008?

Our non-employee directors received retainer fees and cash meeting fees which are paid quarterly in arrears at the end of each fiscal quarter and an annual equity compensation grant of restricted stock units. Compensation is reviewed annually in November and therefore payments for the first fiscal quarter may differ from those made in the remainder of the year. Directors who are employees do not receive additional compensation for serving on the Board. Compensation for non-employee directors in fiscal 2008 consisted of:

•	an annual retainer of $50,000 for serving on the Board;

•	an additional annual retainer of $20,000 for the lead director (beginning with the second quarter of fiscal 2008);

•	an additional annual retainer of $20,000 for the Audit Committee chairperson;

•	an additional annual retainer of $10,000 for the other Committee chairpersons;

•	in-person meeting fees of $1,500 per meeting for Board meetings and $1,000 per meeting for Committee meetings;

•	telephonic meeting fees of $750 per meeting for Board and Committee meetings; and

•	an annual equity compensation grant of restricted stock units with a fair market value of $105,000.

Fiscal 2008 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Evelyn V. Follit	$73,750	$104,245	$177,995
Charles P. Garcia	$72,750	$104,245	$176,995
Jeffrey C. Girard	$93,750	$104,245	$197,995
Yvonne R. Jackson	$85,500	$104,245	$189,745
Gregory P. Josefowicz	$87,750	$104,245	$191,995
James P. Olson	$73,500	$104,245	$177,745
Terry Peets	$90,250	$104,245	$194,495
Richard E. Rivera	$75,500	$104,245	$179,745

(1)

The amounts shown in the stock award column reflect the dollar amount recognized for fiscal 2008, in accordance with SFAS No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). Assumptions used to value these awards are included in Note 13 to our consolidated financial statements for fiscal 2008 included in our Form 10-K. Each non-management director received a grant of 5,319 restricted stock units on November 8, 2007, which had a grant date fair value of $104,997. These restricted stock units vest on the first anniversary of the date of grant. Each non-management director also received a grant of 5,047 restricted stock units on February 22, 2007, which had a grant date fair value of $84,638. These restricted stock units vest ratably over three years. Each restricted stock unit represents a contingent right to receive one share of our common stock.

Do you reimburse your directors for expenses?

We reimburse directors for travel expenses incurred in attending Board and Committee meetings. Each member of the Board is also encouraged to attend director education programs, and we reimburse their expenses in participating in these programs up to $6,000 in any calendar year.

May directors defer the payment of the fees they earn?

Each calendar year, under our Directors’ Deferred Compensation Plan, a director may elect to defer payment of all or any part of their cash fees. At the election of the director, fees are (i) credited to an “Income Account”, (ii) credited to a “Stock Equivalent Account”, or (iii) divided in any manner between these accounts. The Income Account pays interest at the end of each calendar quarter equivalent to the prime interest rate then in effect at Wachovia Bank, N.A. and is computed on the basis of the average closing monthly credit balance in the participant’s account.

Fees elected to be deferred to the Stock Equivalent Account are converted into the maximum number of shares of our common stock which could be purchased with the equivalent dollar amount at the closing market price of the common stock on the date the fees would have been paid, and held in an account on behalf of the participant. These shares are appropriately adjusted in the event of any stock dividends, stock splits or any other similar changes in our common stock. Payments from these accounts are payable in either a lump-sum payment or in annual installments upon termination of service as a director.

No deferred payment elections were made by our directors for calendar year 2008.

COMMITTEE STRUCTURE

What are the Committees of the Board?

The Board of Directors currently has three Committees: Audit, Nominating and Corporate Governance and Compensation. Charters for each of these Committees, as well as our Corporate Governance Principles, are available on the Corporate Governance page of our website at www.winn-dixie.com.

AUDIT COMMITTEE

Who are the members of the Audit Committee, and how many times did the Committee meet during fiscal 2008?

The current members of the Audit Committee are Jeffrey C. Girard, Evelyn V. Follit, Charles P. Garcia and Gregory P. Josefowicz. Mr. Girard serves as the chairperson of the Committee. The Committee met ten times during fiscal 2008.

What are the responsibilities of the Audit Committee?

The Board of Directors has adopted a charter which sets forth the responsibilities of the Committee. The Audit Committee is responsible for oversight of:

•	the integrity of our financial statements and financial reporting;

•	the integrity and effectiveness of our disclosure controls and internal controls;

•	our compliance with applicable law, regulatory requirements, our Code of Business Conduct and Ethics and other compliance policies;

•	the independence, qualifications and performance of our internal auditors and our independent registered public accounting firm; and

•	the approval of related party transactions.

In addition, the Audit Committee reviews the scope and results of audits and selects and evaluates our independent registered public accounting firm. It also reviews the scope of internal audits, systems of internal controls and accounting policies and procedures.

What are the qualifications for serving on the Audit Committee?

The Audit Committee is composed of no less than three directors, one of whom serves as chairperson and all of whom are independent under NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Each member of the Committee must be able to read and understand fundamental financial statements, including our balance sheet, statement of operations and statement of cash flow. In addition, at least one member of the Committee must be designated by the Board as an “audit committee financial expert” as defined by the SEC.

In addition, because of the demanding role and responsibility of serving on an Audit Committee, no member of the Committee may serve on more than two other Audit Committees of publicly traded companies. In the event a member of the Committee accepts membership on more than two other such Audit Committees, he or she shall immediately submit his or her resignation from the Committee to the chairperson of the Nominating and Corporate Governance Committee.

The Board has determined that each of the members of the Audit Committee meets the independence requirements and the qualifications of reading and understanding fundamental financial statements as required by the Committee Charter.

Has the Board designated an audit committee financial expert?

Yes. The Board has determined that Jeffrey C. Girard and Gregory P. Josefowicz are audit committee financial experts, as that term is defined by the SEC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Who are the members of the Nominating and Corporate Governance Committee, and how many times did the Committee meet during fiscal 2008?

The current members of the Nominating and Corporate Governance Committee are Terry Peets, Charles P. Garcia and James P. Olson. Mr. Peets serves as the chairperson of the Committee. The Committee met five times during fiscal 2008.

What are the responsibilities of the Nominating and Corporate Governance Committee?

The Board of Directors has adopted a charter which sets forth the responsibilities of the Committee. The Nominating and Corporate Governance Committee is responsible for oversight of:

•	Board and Committee composition and practices;

•

our corporate governance practices, including the content of our governance documents, such as the charters for all Board Committees, our Articles of Incorporation, By-Laws, Code of Business Conduct and Ethics and other compliance policies, and our other relevant policies and procedures;

•	director evaluation and educational programs; and

•	director compensation.

The Nominating and Corporate Governance Committee reviews the selection criteria for directors and the selection of nominees to serve as directors; evaluates the performance of the Board of Directors, together with the Chairman and lead director; and develops, reviews, evaluates and makes recommendations to the Board of Directors with respect to corporate governance issues.

What are the qualifications for serving on the Nominating and Corporate Governance Committee?

The Nominating and Corporate Governance Committee is composed of no less than three directors, one of whom serves as chairperson and all of whom are independent in accordance with NASDAQ listing standards and the Company’s Corporate Governance Principles. The Board has determined that each of the members of the Nominating and Corporate Governance Committee meets these qualifications.

What does the Nominating and Corporate Governance Committee consider in selecting nominees to the Board?

The Committee selects director candidates on the basis of their character, integrity, judgment, and business, government, legal and other relevant experience. Financial expertise is also a relevant criterion. We desire a Board that is diverse in nature and experience.

We believe our Company’s interests are best served by maintaining a Board of Directors exhibiting stability, knowledge of our business operations and knowledge of the retail food industry generally. Directors must be willing to devote sufficient time to carry out their duties and responsibilities effectively. When a director’s principal occupation or business association changes substantially during his or her tenure, that director must notify the Board. The Committee will make a recommendation to the Board for action, if any, to be taken in response.

Will the Nominating and Corporate Governance Committee consider shareholder recommendations for director?

Yes. The Nominating and Corporate Governance Committee will consider recommendations for director candidates from our shareholders on the same basis as recommendations from other sources. Any shareholder who wishes to submit a recommendation should direct the written recommendation to the Committee, in care of our Corporate Secretary, at the address on the front cover of this proxy.

COMPENSATION COMMITTEE

Who are the members of the Compensation Committee, and how many times did the Committee meet during fiscal 2008?

The current members of the Compensation Committee are Yvonne R. Jackson, James P. Olson, Terry Peets and Richard E. Rivera. Ms. Jackson serves as the chairperson of the Committee. The Committee met 12 times in fiscal 2008.

What are the responsibilities of the Compensation Committee?

The Board of Directors has adopted a charter which sets forth the responsibilities of the Committee. The Compensation Committee is responsible for oversight of:

•	the our compensation programs;

•	evaluation and compensation of the Chief Executive Officer and other executive officers;

•	administration of our equity-based incentive plans; and

•	talent review and management succession planning.

The Compensation Committee approves our compensation strategy to ensure that this strategy supports organization objectives and shareholder interests. The Committee also supports the Board of Directors in establishing the salary, annual incentive, long-term incentive, and benefit plans for the Chief Executive Officer and Chief Financial Officer.

What are the qualifications for serving on the Compensation Committee?

The Compensation Committee is composed of no less than three directors, one of whom serves as chairperson and each of whom is independent as required under NASDAQ listing standards. In addition, all members of the Committee are “non-employee directors” as defined under Rule 16b-3 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”).

Each member of the Committee must have business experience that, in the opinion of the Board of Directors, qualifies him or her to evaluate senior management compensation, equity-based compensation plans, benefit plans and management succession planning.

The Board has determined that each of the members of the Compensation Committee meets these qualifications.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee are Yvonne R. Jackson, James P. Olson, Terry Peets and Richard E. Rivera. During fiscal 2008, no member of the Compensation Committee was a current or former officer or employee of Winn-Dixie, had any direct or indirect material interest in or relationship with us outside of his or her position as a director and no executive officer of Winn-Dixie served as a director or as a member of the compensation or equivalent Committee of another entity, one of whose executive officers served as a director of Winn-Dixie or on Winn-Dixie’s Compensation Committee.

OTHER GOVERNANCE MATTERS

Does the Company have a Code of Conduct?

Yes. We have a Code of Business Conduct and Ethics (the “Code of Conduct”) which applies to directors, executive officers and associates. The Code of Conduct is the foundation of our Compliance and Ethics Program and expresses our commitment to:

•	conduct business in compliance with all applicable laws and regulations;

•	meet high standards of business conduct and ethics;

•	deal fairly with customers, associates, investors, business partners and competitors; and

•	maintain a safe and healthy work environment.

Among other things, the Code of Conduct provides guidance on avoiding conflicts of interest, protecting Company assets, complying with applicable laws and regulations, and reporting concerns without fear of retaliation.

Does the Company have a Code of Ethics for Senior Executive and Financial Officers?

Yes. We have a Code of Ethics for Senior Executive and Financial Officers that compliments our Code of Conduct. Among other things, the Code of Ethics for Senior Executive and Financial Officers promotes honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in public communications; and compliance with applicable laws, rules and regulations.

Are the directors and executive officers required to certify compliance with the codes?

Yes. All of our directors and executive officers are required to certify compliance with the Code of Conduct at least annually. In addition, our Chief Executive Officer and senior financial officers are required to certify compliance with the Code of Ethics for Senior Executive and Financial Officers at least annually. The Nominating and Corporate Governance Committee and the Board of Directors must unanimously approve in advance any waiver of any provision of either of these codes for any member of the senior management team. The circumstances surrounding, and basis for, any waiver will be publicly disclosed on our website.

Where can I find copies of the codes?

The Code of Conduct and the Code of Ethics for Senior Executive and Financial Officers are available under the “Corporate Governance” section of the Investors page of our website at www.winn-dixie.com. In addition, the Code of Ethics for Senior Executive and Financial Officers was filed with the SEC as an exhibit to our Form 10-K for fiscal 2007. We will provide any of our shareholders a copy of these documents without charge upon written request to Shareholder Relations at the following address:

Winn-Dixie Stores, Inc.

5050 Edgewood Court

Jacksonville, Florida 32254-3699

Attention: Shareholder Relations

Email: shareholderrelations@winn-dixie.com

PROPOSAL 1—ELECTION OF DIRECTORS

Which directors are standing for election this year?

The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has nominated all of the current directors for election at the annual meeting to hold office until the 2009 Annual Meeting of Shareholders or until their successors are duly elected and shall qualify. The nominees are: Evelyn V. Follit, Charles P. Garcia, Jeffrey C. Girard, Yvonne R. Jackson, Gregory P. Josefowicz, Peter L. Lynch, James P. Olson, Terry Peets and Richard E. Rivera.

What if a nominee is unable or unwilling to serve?

Should any one or more of these nominees become unable or unwilling to serve (which is not anticipated), the Board of Directors may designate substitute nominees, in which event the persons named in the proxy will vote proxies that otherwise would be voted for the named nominees for the election of the substitute nominee or nominees.

What is the recommendation of the Board?

The Board of Directors recommends a vote FOR the nine nominees.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

OVERVIEW AND COMPENSATION PHILOSOPHY

Overview

This Compensation Discussion and Analysis (“CD&A”) provides information regarding the compensation philosophy and practices implemented by our Compensation Committee (the “Committee”) in fiscal 2008. The Committee’s charter outlines the Committee’s responsibilities and can be found on our website at www.winn-dixie.com.

We emerged from bankruptcy in November 2006, roughly half-way through fiscal 2007. Fiscal 2008 was our first full fiscal year operating post-bankruptcy. Our strategy has been to reinvest in our store base and improve merchandising and operations programs with the goal of successfully implementing a multi-year turnaround plan through which we intend to achieve competitive levels of operating performance.

As part of our plan to emerge from bankruptcy, eight of the nine members of the pre-emergence board of directors, including all of the members of the Committee, were replaced. Fiscal 2008 was the first full fiscal year the re-constituted membership of the Committee was responsible for overseeing our compensation philosophy and practices. During the fiscal year, the Committee focused on (1) understanding our evolving business strategies and initiatives, (2) developing a compensation philosophy in support of those business strategies, and (3) reviewing compensation programs to ensure they are consistent with the compensation philosophy and needs of the business.

Compensation Philosophy

Our compensation and benefits programs are designed and managed with the following objectives in mind:

•

Attract the caliber of talent needed to optimize our performance: Our goal is to target total compensation to the 50th percentile of our compensation peer groups. However, we recognize that potential candidates consider the risk associated with joining us at this stage in our business turnaround. Our compensation philosophy therefore provides us with the flexibility to pay a higher level of compensation to attract high performing and high potential candidates into key positions.

•

Motivate performance toward key short-term and long-term business objectives: Our annual cash incentive plan, which we call the Annual Incentive Plan (“AIP”), focuses participants on achieving our annual plan for Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) and sales, which we believe are key indicators of performance. The AIP also includes Management by Objectives (“MBOs”), or individual performance measures, to focus each participant on key initiatives for which they are responsible. Our equity incentive program incents long-term achievement of our business plans.

•

Retain key associates who are crucial to our success: The flexibility to pay above 50th percentile total compensation to high performing and high potential associates helps to retain key associates who can help achieve our business goals. In addition, in fiscal 2008 the Committee approved the Executive Severance Plan to help retain key associates and provide them with a measure of security so they can remain focused on helping to drive Company performance.

•

Align management and associates with the interests of shareholders: Our equity-based compensation programs are designed to align the interests of management with those of shareholders. Because the initial post-bankruptcy equity grants, made in February and May 2007, were designed to cover fiscal 2007 and 2008, the Committee did not make a broad-based equity grant in fiscal 2008. The Committee evaluated the role of performance criteria in future equity grants and has determined that beginning in fiscal 2009, all equity grants will include a significant performance-based component. The Committee is currently reviewing the achievement of longer-term sales per square foot goals as a key metric of performance criteria, as the Committee believes achieving improved sales per square foot performance is a key driver of our long-term business plan. In addition, in fiscal 2008 the Committee explored vehicles to provide all associates with the opportunity to increase their stake in our Company. As a result, the Board of Directors is recommending that shareholders approve the ESPP as described elsewhere in this proxy statement.

Compensation Mix

As part of its review of compensation philosophy, the Committee reviewed in fiscal 2008 the mix of our compensation programs, including base salary, the annual cash incentive plan and the long-term equity incentive program. In general, approximately 75% of each named executive officer’s compensation, other than Mr. Lynch, is “at risk” which is consistent with the Committee’s analysis of competitive practices and the needs of the Company. Mr. Lynch’s “at risk” compensation is approximately 84%. Within “at risk” compensation, we place a relatively greater emphasis on the annual cash incentive and relatively less emphasis on long-term equity incentives as compared to our peer group. This emphasis on annual cash incentives began in fiscal 2004, approximately one year before the bankruptcy filing, when cash incentives were perceived to be a better motivator of performance. Although the Committee did not change the compensation mix in fiscal 2008, it did increase the emphasis within the annual cash incentive plan on Company performance metrics as compared to MBOs, which the Committee believes better aligns executive pay with business performance and shareholder interests. In fiscal 2009, the Committee is again increasing the relative weight of key Company performance metrics in the annual cash incentive plan. The Committee will continue to review the mix within our compensation programs and adjust in the future as it believes appropriate given our short-term and long-term business goals.

ROLES AND RESPONSIBILITIES IN MANAGING THE COMPENSATION PROGRAM

Management

Our Human Resources function is responsible for the ongoing, day-to-day management of our executive compensation programs. The Senior Vice President, Human Resources serves as the primary management liaison to the Committee and makes compensation program and policy proposals to the Committee at the request of the Committee and at the request of the Chief Executive Officer (“CEO”) and management team. In addition, our CEO periodically makes recommendations to the Committee regarding individual pay decisions, such as base salary increases and recommended bonus payouts for executive officers other than himself.

The CEO and the Senior Vice President, Human Resources, along with other members of our senior management including our General Counsel, regularly participate in Committee meetings and are involved in the preparation and presentation of meeting materials. On decisions directly affecting the pay of these individuals, matters are discussed further in executive sessions of the Committee, without management members present.

Compensation Consultant

The Committee has the authority to engage and retain a compensation consultant. The compensation consultant may not perform other services for the Company unless those services are pre-approved by the Committee, and the Committee is updated regularly as to the status of such services.

The Committee has retained Steven Hall & Partners as its independent compensation consultant to assist the Committee in creating and implementing executive compensation strategies. Management may continue to use outside consultants to assist with the day-to-day management of our programs and in the development of proposals for review by the Committee and its independent consultant.

The independent compensation consultant attended every Committee meeting at the invitation of the Chair and has assisted the Committee with: obtaining, analyzing, and presenting competitive peer company market data and prevalent information relating to total compensation and bonus and equity incentive programs; evaluating performance goals for the annual cash incentive program and equity incentive program; modeling and costing related to the Executive Severance Plan; and executive benefits.

PEER GROUP

The Committee believes benchmarking can be a useful tool to help gauge the compensation level for our executive talent. Benchmarking allows the Committee to compare our compensation programs and levels for our named executive officers with the compensation levels and practices in the grocery and retail industries. However, benchmarking is not used in isolation. The Committee also considers other factors, such as individual and Company performance, in determining our named executive officers’ compensation.

In August 2007, Steven Hall & Partners conducted a peer group analysis at the request of the Committee. As an overview, three groups of peer companies were presented to the Committee:

(1) a comparator group of 13 companies based on revenue one-half to two times our revenues to be utilized as the primary peer group when the Committee considers individual executive cash and long-term compensation decisions (the “Comparator Group”);

(2) a group of six additional companies that were not included in the Comparator Group primarily because of revenue, but that are analyzed and considered by the Committee in all matters for which the Comparator Group is utilized (the “Other Relevant Companies Group”); and

(3) a potential pay practices group of 11 companies determined without regard to revenues to be used as a peer group by the Committee considering competitive pay practices and programs (the “Potential Pay Practices Group”).

All of these companies, in both the grocery, non-grocery and drug store industries, were selected by Steven Hall & Partners and approved by the Committee for the various groups because they were considered to be competitors with respect to individuals with the talent and experience to serve on our executive team. The Committee believes, based on the recommendation of its compensation consultant, that the companies listed in each group represent a broad group of executive talent for which we compete.

Comparator Group

BJ’s Wholesale Club, Inc.	Longs Drug Stores, Corp.	Rite Aid Corporation
Circuit City Stores, Inc.	Nash Finch Co.	Staples, Inc.
Family Dollar Stores, Inc.	Office Depot, Inc.	Whole Foods Market, Inc.
The Great Atlantic & Pacific Tea Company, Inc.	The Pantry, Inc.
Kohl’s Corporation	Pathmark Stores, Inc.

Other Relevant Companies Group
CVS Caremark Corporation	Safeway, Inc.	Target Corporation
The Kroger Co.	Supervalu, Inc.	Walgreen Co.

Potential Pay Practices Group
Arden Group, Inc.	Ruddick Corp.	Village Super Market, Inc.
CVS Caremark Corporation	Safeway, Inc.	Walgreen Co.
Ingles Markets, Inc.	Supervalu, Inc.	Weis Markets, Inc.
The Kroger Co.	Target Corporation

ELEMENTS OF COMPENSATION

The Committee carefully considers the purpose of the compensation programs in achieving overall compensation program goals. Our compensation programs include base salary, annual cash incentives, long-term equity incentives and various benefits and perquisites.

Base Salary

The primary purpose of our base salary program is to provide competitive levels of pay to attract and retain the executive and management talent needed to make us successful.

The Committee conducted its fiscal 2008 review of our named executives’ base salaries in September 2007. In light of the approximately 39% base salary increase provided to Mr. Lynch when his employment agreement became effective in October 2006, the Committee did not increase Mr. Lynch’s base salary in fiscal 2008. Mr. Portnoy’s base salary was also not adjusted, since he had joined us in July 2007.

In evaluating the base salaries of the other three named executive officers, the Committee considered peer group data, survey data published by Watson Wyatt, Hewitt and other third party survey sources, recommendations from the CEO, individual performance and Company business performance. The Committee did not assign a particular weight to any of these factors. Based on this review, the Committee recommended the following base salary adjustments, which were approved by the Board in September 2007 with an effective date of October 1, 2007.

Name	Fiscal 2008 Salary	Percent Increase over Fiscal 2007 Salary
Peter L. Lynch	$1,250,000	—
Bennett L. Nussbaum	$560,210	5.7%
Dan Portnoy	$525,000	—
Larry B. Appel	$475,200	5.6%
Frank O. Eckstein	$394,875	5.3%

Annual Incentive Plan Bonus

Plan Description.    Our AIP is intended to motivate performance toward short-term business objectives. Performance objectives are established each year for each participant in the AIP based on a combination of key annual Company and individual financial, strategic and operational goals. For financial and operational performance objectives (and other performance objectives wherever it is possible to do so), the achievement level required for the participant to receive a target bonus payout is established consistent with our annual budget. Achievement levels for a threshold payout (50% of a target payout) and superior payout (150% of a target payout) are also developed for each performance objective.

Performance objectives and the related achievement levels are established by the Committee immediately prior to or during the first quarter of each fiscal year. Following the conclusion of the fiscal year, actual performance for each performance objective is analyzed by the Committee in comparison to the previously established achievement levels to calculate bonus payouts.

Selection of Performance Measures.    During the bankruptcy, the AIP consisted exclusively of MBOs selected for each executive based on his or her areas of responsibility. In fiscal 2007, a common bonus metric, Adjusted EBITDA, was introduced as a minimum 20% of each executive’s bonus opportunity. In fiscal 2008, the Committee introduced a second common bonus metric, sales, and increased the weighting of the common metrics to a minimum of 60% of each executive’s bonus opportunity. The Committee believes that Adjusted EBITDA and sales are key drivers of our short-term and long-term success and that incorporating them as common metrics into the AIP provides a clear focus for all members of the executive team on these critical measures of business performance.

For the fiscal 2008 AIP, the Committee considered the following in establishing the MBOs of our named executive officers.

•

Mr. Lynch’s MBO is based on his level of enterprise leadership, as determined by the Committee and the Board. Components of enterprise leadership include succession planning, building key talent and bench strength within the Company, and developing a comprehensive strategic plan with alternatives.

•

Mr. Nussbaum’s MBO is based on the Company maintaining budgeted levels of liquidity. Our business plan is dependent upon maintaining sufficient liquidity to fund operational needs as well as store remodels and other capital investment needs.

•

Mr. Portnoy’s MBO is based on achieving our budgeted total gross margin rate. Gross margin is a key component of profitability and improving the gross margin rate was a key component of our business plan, particularly in the first half of fiscal 2008.

•	Mr. Appel and Mr. Eckstein’s MBOs are based on achieving our budgeted rate of inventory shrinkage as a percentage of sales. The shrink rate is a key component of our total gross margin rate.

The following table summarizes the performance objectives, achievement levels and bonus payouts for each of our named executives under the AIP in fiscal 2008:

Name	Target Bonus As % of Salary	Target Bonus	Performance Objectives		Target Performance	Achievement As % of Target	Calculated Bonus Payout	Adjustment	Total Payout
			Metric	Weighting
Peter L. Lynch	100%	$1,250,000	Adjusted EBITDA	50%	$91.7	122%	$762,828
			Sales	30%	$7,306.8	55%	$207,047
			Enterprise Leadership	20%	(1)	150%	$375,000

							$1,344,875	$—	$1,344,875

Bennett L. Nussbaum	80%	$448,168	Adjusted EBITDA	40%	$91.7	122%	$218,800
			Sales	20%	$7,306.8	55%	$49,489
			Liquidity	40%	(1)	150%	$268,901

							$537,190	$—	$537,190

Dan Portnoy	80%	$420,000	Adjusted EBITDA	40%	$91.7	122%	$205,048
			Sales	20%	$7,306.8	55%	$46,379
			Total Gross Margin Rate	40%	27.36%	93%	$156,660

							$408,087	$52,500	$460,587

Larry B. Appel	80%	$380,160	Adjusted EBITDA	40%	$91.7	122%	$185,598
			Sales	20%	$7,306.8	55%	$41,979
			Shrink % of Sales	40%	2.30%	80%	$121,651

							$349,228	$47,520	$396,748

Frank O. Eckstein	80%	$315,900	Adjusted EBITDA	40%	$91.7	122%	$154,225
			Sales	20%	$7,306.8	55%	$34,883
			Shrink % of Sales	40%	2.30%	80%	$101,088

							$290,196	$39,488	$329,684

(1)	The results for these MBOs are determined by the Committee and Board of Directors. The target performance is not reduced to a numerical value.

The Committee exercised its discretion to increase the bonus payouts for Messrs. Portnoy, Appel and Eckstein. In each case, the total bonus payout for the individual was increased by an amount equal to 10% of the individual’s base salary. These adjustments were made based on a recommendation of the CEO to ensure that the payouts accurately reflected the CEO and Committee’s view of the performance of the individuals.

For fiscal 2009, the Committee is increasing the weighting of the common Company metrics (Adjusted EBITDA and sales) to 80% of the total bonus opportunity.

Long-Term Equity Incentives

Fiscal 2008 Program.    Our long-term equity incentive (“LTI”) program is designed to align the incentives of our executives with the interests of our shareholders and provide a competitive long-term incentive package to ensure continued attraction and retention of executives.

We did not make a broad-based LTI grant in fiscal 2008. The initial post-bankruptcy grant to our named executive officers made during fiscal 2007 was valued at 1.75 times an annual grant and was intended by the Committee to cover both fiscal 2007 and fiscal 2008. The only LTI grant to a named executive in fiscal 2008 was made to Mr. Portnoy, who joined us during fiscal 2008. On July 16, 2007 the Committee approved a new hire LTI grant to Mr. Portnoy consisting of 24,631 restricted stock units (“RSUs”) and options to acquire 61,576 shares of common stock.

All LTI grants are made pursuant to our Amended and Restated Equity Incentive Plan (the “EIP”). Stock options have a seven-year term. All grants vest immediately following a change in control, as defined in the EIP. The exercise price of each stock option equals the closing price of our stock on NASDAQ on the date of grant. Historically, both options and RSUs have vested ratably in thirds on the first, second and third anniversary date of the grant, with no performance criteria. In fiscal 2008, the Committee evaluated the role of performance criteria in future equity grants and has determined that beginning in fiscal 2009 all equity grants will include a significant performance-based component. The Committee is currently reviewing the achievement of longer-term sales per square foot goals as a key metric of performance criteria, as the Committee believes achieving improved sales per square foot performance is a key driver of our long-term business plan.

Perquisites

We offer perquisite allowances to executives based on their level in our Company. The primary purpose of this program is to ensure that our pay levels and programs are competitive with the market so we continue to attract and retain the talent we need to be successful. The perquisite program comprises a relatively small part of the overall executive compensation portfolio. The annual cash perquisite allowance paid to Mr. Lynch in fiscal 2008 was $45,000. We provided an annual allowance in fiscal 2008 of $25,000 to our senior vice presidents, including the other named executive officers.

Mr. Lynch’s employment agreement provides that he is permitted to utilize company-chartered aircraft for reasonable personal travel. In March 2007, the Board of Directors approved a policy governing Mr. Lynch’s personal use of company-chartered aircraft, which was overseen in fiscal year 2008 by the Nominating and Corporate Governance Committee.

Non-qualified Deferred Compensation Plan

We do not maintain any deferred compensation plans for our named executives other than the deferred compensation plan provided for in Mr. Lynch’s employment agreement. That plan provided for a one-time grant of deferred compensation units at the time of the initial, post-bankruptcy LTI grant to Mr. Lynch. The deferred compensation award value for Mr. Lynch is included in the Fiscal 2008 Non-qualified Deferred Compensation table later in this proxy statement. No further grants under the plan are anticipated.

Severance Plans

Prior to fiscal 2008, the only executive with whom we had a severance arrangement was Mr. Lynch, with severance as provided in his employment agreement as approved by the pre-emergence Compensation Committee and the bankruptcy court. For additional information regarding Mr. Lynch’s employment agreement see the Employment Agreements section later in this proxy statement.

During fiscal 2008, the Committee approved and we created the Executive Severance Plan for the named executive officers other than Mr. Lynch, as well as other key associates, that provides for both basic and change-in-control severance benefits. In deciding to provide a severance plan for key associates, the Committee considered a variety of factors, including:

•	risks associated with being an executive at our Company immediately following bankruptcy and at this stage in our turnaround plan;

•	the fact that prior equity grants were canceled in the bankruptcy, meaning executives have smaller than average retentive value in LTI grants;

•	the costs and benefits of implementing a plan; and

•	general peer company trends regarding severance plans.

The following were guiding principles utilized by the Committee in designing the severance plan:

•	Only key associates should be covered in a severance plan.

•	Severance is intended to retain associates by providing a “soft landing,” not a windfall to the named executive officers.

•

For approximately the first two years of the plan, in view of the limited retention value in prior LTI grants as discussed above, change-in-control severance benefits will be paid in a lump sum. After that time, change-in-control severance benefits will be paid weekly only until a replacement position is obtained.

The details of the Executive Severance Plan, which was adopted on January 31, 2008, are provided under the Potential Payments Upon Termination section later in this proxy statement.

STOCK GRANT PRACTICES

Our stock grant policy is as follows:

•	The Committee will not delegate its authority to make grants; all awards are made through a Committee action.

•	The exercise price of all options is the closing price on NASDAQ for our stock on the date of the Committee action authorizing the grant.

•

All annual or regularly occurring grants of options will be made on the first day that a trading window is open under our Insider Trading Policy (or the first subsequent date that the Committee is able to meet).

•	Awards of restricted stock or restricted stock units made in conjunction with options grants are made on the same date as the option grants.

•

Non-recurring stock grants, such as new hires or promotions, are made on the earlier of the next regularly scheduled Committee meeting or the time of the next annual or regularly recurring LTI grant, except that, at the discretion of the Committee, grants upon hiring of an executive officer may be made on or as soon as possible after the initial date of employment.

•	The Committee approves individual award values which are converted to an actual number of shares and/or options based on the closing price of our common stock on NASDAQ on the date of grant.

STOCK OWNERSHIP GUIDELINES

On March 15, 2007, the Board of Directors approved a stock ownership policy for the Chief Executive Officer, senior vice presidents, group vice presidents, and non-employee directors to encourage significant share ownership and further align the personal interests of our Board members and executives with shareholders. Each covered individual is required to own a multiple between two and six times (depending on the individual’s position) his or her individual base salary (or in the case of directors, cash retainer) as follows:

Position	Threshold Stock Ownership Level	Percent of Net Shares Required to be Held Until Threshold is Achieved
Board of Directors	6x Cash Retainer	100%
CEO	5x Base Salary	50%
SVP	3x Base Salary	50%
GVP	2x Base Salary	50%

The stock ownership guidelines for non-employee directors were increased in fiscal 2008 from four times to six times their cash retainer in recognition of the increase in equity compensation for non-employee directors in fiscal 2008 from $70,000 to $105,000 in RSUs. Each non-employee director is now required to hold shares valued at six times his or her annual cash retainer.

All shares owned outright, as well as all unvested RSUs, count toward this goal; stock options, vested and unvested, do not. Until these threshold ownership levels are achieved, executives must retain 50% of “net shares” received from LTI grants and non-employee directors must hold 100% of “net shares” received from awards. “Net shares” are defined as the shares remaining following vesting (for RSUs) or exercise (for stock options) after shares are sold by the executive to satisfy related tax liabilities.

IMPACT OF INTERNAL REVENUE CODE SECTION 162(m)

Section 162(m) of the Code generally entitles public companies to a federal tax deduction on compensation over $1 million paid to named executive officers based on certain performance-based conditions being met. During bankruptcy, company profitability did not make Section 162(m) compliance a significant factor in the design of our executive compensation programs. Given our emergence and improving profitability, the Committee will appropriately consider the implications of Section 162(m) of the Code in the future design and administration of our executive compensation programs. There may be circumstances in which the Committee may decide that it is in the best interest of shareholders to pay certain forms of compensation that will not be fully deductible under Section 162(m) of the Code.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on these discussions and a complete review of this analysis, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Yvonne R. Jackson, Chair

James P. Olson

Terry Peets

Richard E. Rivera

Fiscal 2008 Summary Compensation Table

The following table sets forth information concerning the compensation paid to our named executive officers for the fiscal years ended June 25, 2008, and June 27, 2007.

Name and Principal Position	Fiscal Year(1)	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Peter L. Lynch	2008	1,250,000	—	1,649,455	1,036,636	1,344,875	318,733	5,599,699
Chairman and Chief Executive Officer	2007	1,114,773	2,000,000	851,916	535,406	1,377,750	665,017	6,544,862

Bennett L. Nussbaum	2008	552,658	—	210,815	622,827	537,190	31,164	1,954,654
Senior Vice President, Chief Financial Officer	2007	520,000	125,000	72,395	120,414	548,126	70,470	1,456,405

Dan Portnoy(7)	2008	505,114	25,000	236,090	203,715	460,587	113,884	1,544,390
Senior Vice President, Chief Merchandising & Marketing Officer

Larry B. Appel	2008	468,900	—	156,606	462,675	396,748	25,767	1,510,696
Senior Vice President, General Counsel	2007	433,333	100,000	53,780	89,451	483,795	25,683	1,186,042

Frank O. Eckstein	2008	389,906	—	120,465	355,903	329,684	27,683	1,223,641
Senior Vice President, Retail Operations	2007	366,667	—	41,368	68,808	300,000	27,492	804,335

(1)	Fiscal 2008 is the period from June 28, 2007, to June 25, 2008. Fiscal 2007 is the period from June 29, 2006 to June 27, 2007.
(2)

For fiscal 2008 represents a sign-on bonus to Mr. Portnoy. For fiscal 2007 reflects a bonus paid upon emergence from Chapter 11 for Mr. Lynch, and Key Employee Retention Plan (KERP) payments to Messrs. Nussbaum and Appel. For a description of these bonus payments, see the CD&A included in the 2007 proxy statement.

(3)

The value reported for each executive is the cost recognized in our financial statements for RSU awards granted to each executive during fiscal 2008, calculated in accordance with FAS 123R. Pursuant to SEC, these values do not account for the probability of forfeiture. Assumptions used to value these awards are included in Note 13 to our consolidated financial statements for fiscal 2008 included in our Form 10-K. During fiscal 2007, we recognized costs in our consolidated financial statements for all unvested stock awards that were outstanding prior to filing for Chapter 11 in the following amounts: Mr. Lynch—$8,328,462; Mr. Nussbaum—$12,561; and Mr. Appel—$59,300. These costs were recognized in the financial statements in accordance with FAS 123R even though the stock awards were cancelled on emergence from Chapter 11, as generally accepted accounting principles (“GAAP”) require expensing of all unvested equity awards in these circumstances. Because the named executive officers did not receive any monetary benefits or value for the awards, the FAS 123R expense for the cancelled awards is not included in the table.

(4)

The value reported for each executive is the cost recognized in our financial statements for stock options granted to each executive during fiscal 2008, calculated in accordance with FAS 123R. Pursuant to SEC, these values do not account for the probability of forfeiture. Assumptions used to value these awards are included in Note 13 to our consolidated financial statements for fiscal 2008 included in our Form 10-K. During fiscal 2007, we recognized costs in our consolidated financial statements for all unvested option awards that were outstanding prior to filing for Chapter 11 in the following amounts: Mr. Lynch—$548,303; Mr. Nussbaum—$415,043; and Mr. Appel—$62,010. These costs were recognized in the consolidated financial statements in accordance with FAS 123R even though the option awards were cancelled on emergence from Chapter 11, as GAAP requires expensing of all unvested equity awards in these circumstances. Because the named executive officers did not receive any monetary benefits or value for the awards, the FAS 123R expense for the cancelled awards is not included in the table.

(5)	Reflects amounts earned under the AIP for the fiscal year. For a description of the 2008 AIP, see the CD&A. For a description of the 2007 AIP, see the CD&A included in the 2007 proxy statement.
(6)	For fiscal 2008 reflects the following items for the named executive officers:

Name	Perquisite Allowance Payment ($)(a)	Personal Use of Company Aircraft ($)(b)	Car Allowance ($)(c)	Executive Term Life Insurance ($)(d)	Housing Allowance ($)(e)	All Other Compensation Total ($)
Peter L. Lynch	45,000	271,411	—	2,322	—	318,733
Bennett L. Nussbaum	25,000	—	2,600	3,564	—	31,164
Dan Portnoy	25,000	—	—	811	88,073	113,884
Larry B. Appel	25,000	—	—	767	—	25,767
Frank O. Eckstein	25,000	—	—	2,683	—	27,683

(a)	A $45,000 perquisite payment to Mr. Lynch and perquisite payments of $25,000 to each other named executive officer.
(b)

For Mr. Lynch, includes $271,411 attributable to personal use of chartered aircraft by Mr. Lynch. The amount is based on the actual cost charged to us for each personal chartered flight. The amount charged to us for each charter includes the cost of the use of the aircraft, fuel cost, crew travel expense, ground transportation, landing fees and other costs.

(c)	Lease value of car provided to Mr. Nussbaum.
(d)	Term life insurance payments for each named executive officer.
(e)	Housing allowance provided to Mr. Portnoy.
(7)	Mr. Portnoy was hired on July 16, 2007.

Grants of Plan-Based Awards for Fiscal 2008

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Peter L. Lynch	—		625,000	1,250,000	1,875,000	—	—	—	—
Bennett L. Nussbaum	—		224,084	448,168	672,252	—	—	—	—
Dan Portnoy			210,000	420,000	630,000	—	—	—	—
	7/16/2007	(2)	—	—	—	24,631	—	—	750,014
	7/16/2007	(3)	—	—	—	—	61,576	30.45	647,164
Larry B. Appel	—		190,080	380,160	570,240	—	—	—	—
Frank O. Eckstein	—		157,950	315,900	473,850	—	—	—	—

(1)

Represents possible payouts under the AIP for fiscal 2008. The actual amount earned by each named executive officer is reflected in the Fiscal 2008 Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation.”

(2)	Represents RSUs awarded on July 16, 2007 under the EIP. These awards vest in three equal annual installments on July 16, 2008, July 16, 2009, and July 16, 2010.
(3)

Represents stock options awarded on July 16, 2007 under the EIP. These awards vest in three equal annual installments on July 16, 2008, July 16, 2009, and July 16, 2010 and expire on July 16, 2015, the seventh anniversary of the grant date.

Outstanding Equity Awards At 2008 Fiscal Year End

Name		Option Awards					Stock Awards
		Option Grant Date	Number of Securities Underlying Unexercised Options		Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
			(#) Exercisable	(#) Unexercisable
Peter L. Lynch	(2)						12/21/2006	405,000	7,083,450
	(2)	12/21/2006	—	675,000	14.40	12/21/2013
Bennett L. Nussbaum	(3)						2/22/2007	25,360	443,546
	(3)	2/22/2007	36,432	73,968	16.77	2/22/2014
	(4)	5/18/2007	36,432	73,968	29.98	5/18/2014
Dan Portnoy	(5)						7/16/2007	24,631	430,796
	(5)	7/16/2007	—	61,576	30.45	7/16/2014
Larry B. Appel	(3)						2/22/2007	18,839	329,494
	(3)	2/22/2007	27,064	54,948	16.77	2/22/2014
	(4)	5/18/2007	27,064	54,948	29.98	5/18/2014
Frank O. Eckstein	(3)						2/22/2007	14,491	253,448
	(3)	2/22/2007	20,818	42,268	16.77	2/22/2014
	(4)	5/18/2007	20,818	42,268	29.98	5/18/2014

(1)	Market value is based on a stock price of $17.49, which was the closing market price of our common stock on NASDAQ on June 25, 2008, the last day of fiscal 2008.
(2)	The RSU and stock option awards vest in three equal annual installments on June 30, 2008, June 30, 2009, and June 30, 2010. Option awards expire seven years from the date of grant.
(3)	The RSU and stock option awards vest in three equal annual installments on February 22, 2008, February 22, 2009, and February 22, 2010. Option awards expire seven years from the date of grant.
(4)	These stock option awards vest in three equal annual installments on February 22, 2008, February 22, 2009, and February 22, 2010 and expire seven years from the date of grant.
(5)	The RSU and stock option awards vest in three equal annual installments on July 16, 2008, July 16, 2009, and July 16, 2010. Option awards expire seven years from the date of grant.

Option Exercises and Stock Vested in Fiscal 2008

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(1)
Peter L. Lynch	—	—	—	—
Bennett L. Nussbaum	—	—	12,491	225,587
Dan Portnoy	—	—	—	—
Larry B. Appel	—	—	9,279	167,579
Frank O. Eckstein	—	—	7,138	128,912

(1)	Amounts are calculated using the market value of the shares on the vesting date. These amounts do not include amounts withheld or paid for taxes and fees.

Fiscal 2008 Non-Qualified Deferred Compensation

Peter L. Lynch.    The award was made in accordance with the terms of Mr. Lynch’s employment agreement which was approved by the pre-emergence Compensation Committee and bankruptcy court. On our initial distribution date of December 21, 2006, following our emergence from bankruptcy, we credited Mr. Lynch with a deferred compensation award valued at $357,750. This award consists of 675,000 deferred units (representing 1.25% of our shares on the initial distribution date) valued at $0.53 each. The unit value of $0.53 represents the difference between the closing per share price of the common stock on the initial distribution date as reported by NASDAQ ($14.40) and the per share price of the common stock on November 21, 2006 ($13.87).

Deferred units vest as Mr. Lynch exercises options that were granted to him on the initial distribution date. Deferred units vest on the same date that options are exercised and the number of deferred units vested equals the number of options exercised. Once vested, deferred units earn interest at a rate equal to the Citigroup prime rate as quoted in the Wall Street Journal on the day the options are exercised.

All vested deferred units and any accrued interest will be paid in cash on December 31, 2009, 2010, 2011, 2012 with any remaining vested units and interest paid in cash on December 21, 2013 which is the seventh anniversary of the award grant.

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)
Peter L. Lynch	—	—	—	—	357,750

(1)	This amount was previously reported as All Other Compensation in fiscal 2007.

Pursuant to Mr. Lynch’s agreement, no additional contributions will be made by the Company or Mr. Lynch. The value of the award may decrease to the extent the stock price is below $14.40 on the date all or any portion of the award vests and would be reduced to $0 if the stock price is below $13.87 on the date(s) that the entire award vests or is forfeited. The value of the award cannot increase above $357,750.

Other Named Executive Officers.    We do not provide a non-qualified deferred compensation plan to any of our other employees, including the named executive officers.

EMPLOYMENT AGREEMENTS

Peter L. Lynch.    Effective October 23, 2006, we entered into an employment agreement with Mr. Lynch which was approved by the pre-emergence Compensation Committee and bankruptcy court. The term of the agreement commenced upon our emergence from bankruptcy and continues through fiscal 2010. Under the agreement, Mr. Lynch’s annual base salary is $1,250,000 and he is eligible to receive a bonus upon the achievement of certain performance objectives equal to 100% of his annual base salary subject to adjustment by the Committee from time to time.

Under the terms of the agreement, on December 21, 2006, Mr. Lynch received 405,000 RSUs and 675,000 stock options at an exercise price of $14.40. The options and RSUs vest in equal annual installments on June 30 of 2008, 2009 and 2010, subject to Mr. Lynch’s continued employment on each vesting date. Upon a change of control, the options and RSUs will vest in full.

In addition to the annual bonus opportunity described above, the agreement provided for a one-time bonus of $2,000,000 payable following the emergence date. This bonus was established to encourage retention of Mr. Lynch while motivating him toward the successful emergence from bankruptcy.

During the term of the agreement, Mr. Lynch is entitled to participate in all pension and welfare benefits provided to senior executives generally from time to time, as well as medical, dental, life insurance and disability benefits.

For a description of the severance arrangements with Mr. Lynch, see Potential Payments Upon Termination.

Other Named Executive Officers.    We do not have employment agreements with any of our other named executive officers.

POTENTIAL PAYMENTS UPON TERMINATION

Equity Incentive Plan.    Our EIP provides that all unvested stock options and RSUs vest in the event of a change-in-control. Change-in-control is defined as any of the following:

•	any person becomes the beneficial owner, directly or indirectly, of securities representing 51% or more of the combined voting power of our then outstanding securities;

•

the individuals who, on the effective date of the change-in-control, constituted the Board of Directors, and any new director whose appointment or election by the Board or nomination for election by our shareholders was approved or recommended by a vote of at least 51% of the directors then still in office who either were directors on the effective date or whose appointment, election or nomination for election was previously approved or recommended cease, for any reason, to constitute a majority of the number of directors then serving;

•	we are merged or consolidated with another corporation; or

•	the shareholders approve a plan of liquidation or dissolution, or we sell or dispose of all or substantially all of our assets.

The following table reflects the incremental value that each of the named executive officers would have received due to the acceleration of equity awards outstanding under the EIP if a change-in-control had occurred on June 25, 2008.

Name	Value of Unvested Options ($)	Value of Unvested RSUs ($)	Total ($)
Peter L. Lynch	2,085,750	7,083,450	9,169,200
Bennett L. Nussbaum	53,257	443,546	496,803
Dan Portnoy	—	430,796	430,796
Larry B. Appel	39,563	329,494	369,057
Frank O. Eckstein	30,433	253,448	283,881

(1)	Values for stock option and RSU grants are based on the NASDAQ closing price of our common stock of $17.49 on June 25, 2008.

Severance Arrangements for Mr. Lynch.    In the event that Mr. Lynch’s employment is terminated by us without cause (as defined below), he resigns for good reason (as defined below) or we provide him with notice of our intention not to renew the term of his employment agreement, Mr. Lynch is entitled to receive:

•	his then current base salary and target bonus throughout the non-compete period (as defined below), paid monthly over the period;

•	a pro rata annual incentive bonus for the year in which termination occurs based on our actual performance for such year; and

•	continuation of benefits during the non-compete period.

Cause is defined as a termination of Mr. Lynch based upon any of the following:

•	he has been convicted of (or pleads guilty or no contest to) a felony involving theft or moral turpitude;

•	he has engaged in conduct that constitutes gross misconduct in the performance of his duties;

•	he materially breaches the terms of the agreement and the breach is not fully cured within ten business days after we provide him with written notice; or

•

he materially breaches a written Company policy that is determined by the Board in good faith to be material to us, and the breach is not fully cured within ten business days after we provide him with written notice.

Good reason is defined as the following events that are taken by us without Mr. Lynch’s consent:

•	a reduction of his base salary or bonus opportunity, other than in connection with any across-the-board reduction of base salaries or target bonus opportunities of senior executives;

•	a failure to nominate him for election as Chairman of the Board;

•	a failure to appoint him as Chairman during the period he serves on the Board;

•	the failure of the acquirer of all or substantially all of the assets of our Company to assume the agreement if we are to be liquidated within a reasonable period of time following the acquisition;

•	a material diminution in his duties or responsibilities; or

•	our decision not to renew the original term of the agreement or any renewal term.

The non-compete period is defined as the full and fractional years equal in number to one plus the remaining portion of our fiscal year at the time of his termination of employment.

In the event that Mr. Lynch’s employment is terminated due to his death or disability, he is entitled to receive a pro rata portion of the annual incentive bonus that he would otherwise have received for the year of termination.

The following table reflects the amounts that Mr. Lynch would have received under each termination scenario as if the event had occurred on June 25, 2008, in accordance with his employment agreement.

	Death or Disability ($)(1)	Retirement ($)	Termination for Cause ($)(2)	Termination by Employee without Good Reason ($)(2)	Termination by Company without Cause or For Good Reason by Employee ($)(1)	Termination by Company without Cause or For Good Reason by Employee Two Years Following a Change-in- Control ($)(1)
Cash Severance Amount(3)	—	—	—	—	2,500,000	2,500,000
Accelerated Vesting of Stock Options(4)	—	—	—	—	2,085,750	2,085,750
Accelerated Vesting of RSUs(4)	—	—	—	—	7,083,450	7,083,450
Continuation of Benefits	—	—	—	—	4,384	4,384
Tax Gross Up(4)	—	—	—	—	—	—
TOTAL	—	—	—	—	11,673,584	11,673,584

(1)	Employee receives all accrued obligations to date including bonus prorated for portion of the year employed and paid based on actual company performance for the year.
(2)	Employee receives all accrued obligations to date excluding prorated bonus.
(3)	Includes base salary, target bonus throughout non-compete period and pro rata annual incentive bonus.
(4)	Values for stock options and RSU grants are based on the NASDAQ closing price of our common stock of $17.49 on June 25, 2008.
(5)	With respect to the tax gross-up, we assumed an excise tax rate under 280G of the Internal Revenue Code of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate.

Executive Severance Plan.    In January 2008, the Board of Directors adopted a severance plan to help retain key associates, including the named executive officers other than Mr. Lynch, and provide them with a measure of security so they can remain focused on helping to drive Company performance.

Basic Severance. Basic severance is payable when we terminate the employment of a named executive officer without cause (as defined below) outside a change-in-control period.

•	In the event basic severance becomes due, the named executive officer will receive a lump sum payment equal to six months of salary.

•

For each additional full week the named executive officer remains unemployed after six months, he or she will receive an additional week’s salary, up to a total of two years of salary. These additional payments will cease when the named executive officer secures an equivalent position with a new employer. In the event a lower paying position is secured, we are only obliged to pay the difference between the named executive officer’s weekly salary with us and the lesser weekly salary he or she is then earning.

•	In connection with basic severance, the named executive officer must execute a six month non-compete, two year non-disparagement, two year non-solicitation and five year non-disclosure agreements.

•

A named executive officer who is eligible for and elects COBRA shall have his or her monthly COBRA premiums for the cost of continuing the health and dental benefits he or she was enrolled in on date of severance or as subsequently modified under the health and dental plan change in election rules paid by us for either 24 months or through the date upon which the named executive officer accepts other employment or otherwise becomes ineligible to receive COBRA coverage, whichever occurs first.

•

For named executive officers whose severance period exceeds 18 months we will pay an amount equal to the aforementioned monthly COBRA premium, grossed up for tax purposes, to the named executive officer directly for up to an additional six months (for a total of up to 24 months).

Cause is defined as a termination of a named executive officer based upon any of the following:

•	Continually failed to substantially perform, or been grossly negligent in the discharge of, his or her duties to us;

•	Committed or engaged in an act of theft, embezzlement or fraud;

•	Convicted of or plead guilty or nolo contendere to a felony or a misdemeanor with respect to which fraud or dishonesty is a material element;

•	Materially violated any material Company policy; or

•	Intentionally engaged in any other action or inaction that the plan administrator determines was not taken in good faith for our best interests.

The following table reflects the amounts that the named executive officers would have received if the named executive officer was terminated without cause outside a change-in-control period on June 25, 2008.

	Cash Severance ($)		Benefit Continuation ($)		Total ($)
Name	Minimum	Maximum	Minimum	Maximum	Minimum	Maximum
Bennett L. Nussbaum	280,105	1,120,420	0	23,163	280,105	1,143,583
Dan Portnoy	262,500	1,050,000	0	23,163	262,500	1,073,163
Larry B. Appel	237,600	950,400	0	23,163	237,600	973,563
Frank O. Eckstein	197,438	789,750	0	17,891	197,438	807,641

Change in Control Severance. The definition of a change-in-control is the same as in the Equity Incentive Plan described above. Change-in-control severance is payable when we terminate the employment of a named executive officer without cause (as previously defined above), or for good reason (as defined below) during a change-in-control period.

Good reason includes the following:

•	A material diminution in base compensation;

•	A material diminution in authority, duties, or responsibilities; or

•	A material change in the geographic location at which services are to be performed for the Company.

In the event change-in-control severance becomes due on or before December 31, 2009, the named executive officer will receive two years of salary and two times the target bonus under the AIP then in place.

In the event change-in-control severance becomes due on or after January 1, 2010, the named executive officer will receive six months of salary and one-half of the target bonus then in place. For each additional full week the named executive officer remains unemployed after six months, he or she will receive an additional week of salary and 1/52nd of the target bonus, up to a total of two years of salary and two times the target bonus then in place. These additional payments will cease when the named executive officer secures an equivalent position with a new employer. In the event a lower paying position is secured, we are only obliged to pay the difference between the named executive officer’s weekly salary with us and the lesser weekly salary they are then earning.

Payments to the named executive officers for change-in-control severance will be capped at 2.99 times the excise tax base, unless this cap reduces the payout by more than $50,000, in which case we will pay the full amount of the tax gross up.

In the event change-in-control severance becomes due, the named executive officer will receive a pro rata share of the current year’s AIP bonus. If change-in-control severance is triggered after the fiscal year end, but before payment of the prior year’s AIP bonus, the named executive officer will receive the full prior year’s bonus earned at actual performance levels. The named executive officer will also receive a pro-rata payment of the current year’s AIP bonus at the target level.

In connection with the change-in-control severance, the named executive officer must execute a two year non-disparagement, two year non-solicitation and five year nondisclosure agreement.

The following table reflects the amounts that the name executive officers would have received if a change-in-control occurred on June 25, 2008.

Name	Cash Severance ($)	Current Year Bonus ($)	Acceleration of Long-term Incentives ($)	Benefit Continuation ($)		Excise Tax Gross-Up ($)(1)	Total ($)
				Minimum	Maximum		Minimum	Maximum
Bennett L. Nussbaum	2,016,756	448,168	496,803	0	23,163	0	2,961,727	2,984,890
Dan Portnoy	1,890,000	420,000	430,796	0	23,163	746,881	3,487,677	3,510,840
Larry B. Appel	1,710,720	380,160	369,057	0	23,163	0	2,459,937	2,483,100
Frank O. Eckstein	1,421,550	315,900	283,881	0	17,891	0	2,021,331	2,039,222

(1)	With respect to the tax gross-up, we assumed an excise tax rate under 280G of the Internal Revenue Code of 20%, a 35% federal income tax rate and a 1.45% Medicare tax rate.

The Executive Severance Plan does not provide for any payout as a result of termination for cause or termination as a result of death, disability or retirement.

EQUITY COMPENSATION PLANS

The following table presents information as of June 25, 2008 about our common stock that may be issued under equity-based compensation plans:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options(1) (#)	Weighted- average exercise prices(2) ($)	Number of securities remaining available for future issuance under equity compensation plans(3)(4) (#)
Equity compensation plans approved by shareholders(5)	3,894,419	21.30	3,513,691
Equity compensation plans not approved by shareholders(6)	—	—	—

Total	3,894,419	21.30	3,513,691

(1)	Includes 1,016,704 restricted stock units, which will be settled in shares of common stock.
(2)	The weighted-average exercise price does not take into account the shares issuable related to restricted stock units, which have no exercise price.
(3)	Excludes securities listed in column (a).
(4)	Of the securities remaining available for future issuance, 1,849,954 shares are available for issuance in the form of awards other than options and stock appreciation rights.
(5)	We have only one equity compensation plan, the Winn-Dixie Stores, Inc. Amended and Restated Equity Incentive Plan.
(6)	There are no equity compensation plans that have not been approved by our shareholders.

PROPOSAL 2—APPROVAL OF THE WINN-DIXIE STORES, INC. EMPLOYEE STOCK PURCHASE PLAN

On September 4, 2008, the Board adopted the ESPP and directed that the ESPP be submitted to the shareholders for approval. The following is a summary of the ESPP and is qualified by reference to the full text of the ESPP. A copy of the ESPP is attached to this Proxy Statement as Appendix A.

What is the purpose of the ESPP?

The purpose of the ESPP is to provide associates of Winn-Dixie and certain designated subsidiaries (i.e., those subsidiaries designated as eligible to participate in the ESPP) with an opportunity to purchase shares of our common stock through accumulated payroll deductions. By participating in the ESPP associates are able to purchase shares of our stock at a 5% discount to the fair market value.

How many shares are reserved for issuance under the ESPP?

The maximum number of shares to be issued under the ESPP is 1,000,000. The shares to be sold to participants under the plan may, at our election, be either newly issued shares or treasury shares.

Who may participate in the ESPP?

All associates employed by us or a designated subsidiary are eligible to participate in the ESPP as of their first day of employment. Eligible associates must enroll by completing a subscription agreement indicating the percentage of compensation to be withheld for each pay period. Participation by associates in the ESPP will be strictly voluntary. Associates who elect to participate in the ESPP are called “participants.”

When a participant has a separation from service or otherwise becomes ineligible to participate, ESPP participation will end. The participant (or legal representative, if participation ends due to death) will be treated as having withdrawn from the ESPP and accumulated payroll deductions for the period will be returned.

When will the ESPP become effective?

If approved by the shareholders, the ESPP will become effective on January 1, 2009.

How much stock can a participant purchase under the ESPP each year?

Participant contributions to the ESPP will be made by after-tax payroll deduction, also called a deferral percentage, of 1% to 15% of compensation. For purposes of the ESPP, compensation generally includes all cash compensation from Winn-Dixie or a designated subsidiary that is subject to federal income tax.

Participants may not purchase stock with a fair market value exceeding $25,000 in any calendar year. Since the fair market value cannot exceed $25,000 and the purchase price of the stock is discounted 5% under the ESPP, the maximum dollar amount that may be deferred in any calendar year is $23,750.

When are the shares purchased, and how is the purchase price determined?

The right to defer under the ESPP to purchase stock will be considered an “offer.” An “offering period” is each calendar month. During each calendar month, amounts are withheld from each ESPP participant’s compensation based on the designated deferral percentage. The monthly deferral amount will be used to purchase stock.

A participant’s payroll contributions will be used to purchase shares for the participant’s ESPP account on the 15th business day (or next following trading day on which national exchanges and the NASDAQ system are open for trading) of the month following the end of the monthly offering period. Shares will be purchased at 95% of the closing price of our common stock on that date. Whole shares will be purchased. Any remaining funds will be retained in the participant’s account for the following offering period. A book entry account for each ESPP participant will be maintained to record the number of shares accumulated and the deferral amount for the offering period.

Dividends paid on shares purchased and held in a participant’s ESPP account will be automatically reinvested in our stock and used to purchase stock without the benefit of a 5% discount. Dividends will not be paid in cash.

Can a participant choose to stop participating in the ESPP? What happens to their contributions?

A participant may elect to terminate participation during an offering period and withdraw accumulated contributions. The participant may elect to participate again for any future offering period. Participants will not receive interest on the dollars contributed to, or withdrawn from, the ESPP.

Can participants sell the stock that they purchase under the ESPP?

A participant may sell all or a portion of the ESPP shares at any time. Shares may not be transferred to another broker or to the participant until they have been held in the account for at least two years (although they may be sold at any time). Shares held for at least two years from the date of purchase generally qualify for more favorable tax treatment.

Who will administer the ESPP?

The ESPP will be administered by the Board or a designated committee of members of the Board. Initially, the Board has designated the Compensation Committee of the Board of Directors as responsible for administering the ESPP, with full discretion and exclusive power to make eligibility determinations under the ESPP.

Can the ESPP be amended or terminated?

The ESPP will be effective for a period of ten years from the date of the first monthly offering period. The Board reserves the right to amend or terminate the ESPP; however, no amendment can be made to increase the total number of shares that we may issue under the ESPP without shareholder approval.

Can the number of shares of stock subject to the ESPP be adjusted?

In the event that our stock is changed by reason of a change in capitalization or the dissolution, liquidation, merger or sale of assets (collectively a “corporate transaction”) in which we are the surviving corporation, or similar changes to our capital structure, the Compensation Committee will appropriately adjust the number of shares of stock subject to the ESPP, the number of shares of stock to be purchased pursuant to an option, and the price per share of common stock covered by an option, and other relevant provisions of the ESPP.

In the event of a corporate transaction in which we are not the surviving corporation, the Compensation Committee may take such actions with respect to the ESPP that the Compensation Committee deems appropriate, which could be a determination that each option issued under the ESPP will be assumed by, or an equivalent option substituted by, the successor company or its affiliates, that the purchase date will be accelerated, or that all outstanding options will terminate and accumulated payroll deductions will be refunded.

Who will pay the costs associated with the ESPP?

We will pay the administrative expenses for the ESPP, including any expenses associated with the purchase of stock. However, we will not pay any other fees, such as the broker fees associated with a participant selling stock.

Are there any restrictions on resale of the shares purchased under the ESPP?

If approved by the shareholders, we will register the shares of stock that may be issued under the ESPP. Any restrictions on the sale of common stock that is acquired under the ESPP depends upon whether a participant is our “affiliate”. Affiliates generally include persons or entities who control, who are controlled by or who are under common control with our Company, such as officers, directors and 10% shareholders. Participants who are not affiliates may resell the common stock purchased under the ESPP without restriction. Affiliates may resell common stock purchased under the ESPP only as allowed under the provisions of Rule 144 of the Securities Act of 1933, except for the holding period requirement, or pursuant to a separate registration for sale of the shares.

What are the federal income tax consequences of the ESPP?

The following generally describes the United States federal income tax consequences of ESPP participation for participants who are citizens or residents of the United States. State, local and foreign tax consequences are not addressed. The following description does not address any individual’s specific tax situation. The description is based on current federal income tax laws, and is subject to change when such laws change.

Federal Income Tax Consequences to Participants

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Payroll deductions under the ESPP are made on an after-tax basis, which means that applicable federal and state tax withholding is applied to a participant’s pay before ESPP contributions are deducted. Under the federal tax laws, income and withholding taxes do not apply at the time of purchase to the 5% discount that applies to the purchase of stock through the ESPP. The income tax consequences on the sale or transfer of shares are described below. Dividends paid on shares purchased through the ESPP are taxable in the year in which they are received. Based on federal income tax laws, participants pay tax on the stock purchased through the ESPP only if they sell or (under certain circumstances) transfer the stock.

The tax consequences on disposition of the stock depend on whether the disposition is a “qualified” or “disqualified” disposition. A “qualified” disposition occurs if the stock is sold two years or more after the date of purchase or if the participant dies while owning the stock. A “disqualified” disposition occurs if the stock is sold less than two years from the date of purchase.

If a participant makes a “qualified” disposition of stock, the participant has ordinary income from the sale equal to the lesser of:

•	the excess of fair market value of the shares at death or disposition over purchase price of the shares; or

•	the 5% discount of fair market value on the date of purchase.

We report the ordinary income incurred at the time of sale on the participant’s Form W-2. Any additional gain is treated as long-term capital gain. In determining the capital gain, the participant’s basis in the stock is the discounted purchase price plus the ordinary income, if any, that the participant recognized on the disposition of the shares.

If a participant sells shares for less than the purchase price, the participant will not have ordinary income. Instead, the participant will realize a capital loss equal to the difference between the sales price and purchase price.

If a participant makes a “disqualified” disposition, the participant realizes ordinary income on the sale equal to the 5% discount off fair market value that the participant received on the date of purchase through the ESPP (even if the participant did not receive gain from the sale or if the gain is less than the 5% discount). We will report the ordinary income on Form W-2. Any difference between the sales proceeds and fair market value of shares on date of purchase will be a capital gain or loss (long-term capital gain or loss if the shares were held for over one year).

Federal Income Tax Consequences to Us

We are not entitled to any deduction in connection with the purchase or sale of shares of common stock, other than in connection with a disqualifying disposition. Upon a disqualifying disposition of shares, we generally are entitled to a deduction equal to the amount of ordinary income required to be realized by the participating employee, subject to the deduction limitation imposed by Section 162(m) of the Code.

What is the recommendation of the Board?

The Board of Directors recommends a vote FOR the approval of the ESPP.

AUDIT COMMITTEE REPORT

What is the primary purpose of the Audit Committee?

The purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of accounting and financial reporting processes of the Company and its subsidiaries and the audits of the Company’s consolidated financial statements; the Company’s disclosure controls and internal control over financial reporting; the Company’s compliance with applicable law, regulatory requirements and the Company’s codes of business conduct and ethics, and other risk management programs and policies; the independence, qualifications and performance of the Company’s independent registered public accounting firm; the qualifications and performance of the Company’s internal auditors and related party transactions as required by the rules of The NASDAQ Stock Market LLC. The Audit Committee performs these duties pursuant to a written charter approved by the Board of Directors.

How does the Audit Committee perform its duties?

The Committee typically meets at least four times each year in conjunction with the Board of Directors regular meetings and telephonically four additional times each year prior to the Company filing its quarterly and annual SEC reports. Meeting agendas are prepared and provided in advance to the Committee, together with the appropriate briefing materials. The Committee maintains minutes or other records of meetings and activities.

At each regular Committee meeting, the Committee meets in separate sessions, without other representatives of Company management, with the independent registered public accounting firm, the Company’s Senior Director of Internal Audit and the Senior Vice President and Chief Financial Officer. Other persons, including management, other directors or outside advisers, may attend meetings of the Committee in the Committee’s sole discretion.

The Committee reports and makes recommendations as appropriate to the Board of Directors with respect to its meetings and activities, including with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent registered public accounting firm and the performance of the Company’s internal auditors.

What are the responsibilities of management?

Management is responsible for the preparation and presentation of the Company’s consolidated financial statements, the Company’s accounting and financial reporting principles and internal controls, and procedures that are reasonably designed to assure compliance with accounting standards and applicable laws and regulations.

What are responsibilities of the independent registered public accounting firm?

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion as to their conformity with U.S. generally accepted accounting principles.

What matters have members of the Audit Committee discussed with management and the independent registered public accounting firm?

In the performance of its oversight duties, the Audit Committee has reviewed and discussed with management and our independent registered accounting firm, KPMG, the audited consolidated financial statements for the fiscal year ended June 25, 2008, and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 25, 2008. The Audit Committee has also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board.

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with KPMG matters relating to its independence and has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee has reviewed and approved all services provided to the Company by KPMG. The Audit Committee conducted a review of services provided by KPMG which included an evaluation by management and members of the Audit Committee.

What are the results of the Audit Committee’s discussions with management and the independent registered public accounting firm?

Based upon the review and discussions described in this report, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal 2008.

Who prepared this report?

This report has been prepared and furnished by the members of the Audit Committee at the end of fiscal 2008:

Jeffrey C. Girard, Chair

Evelyn V. Follit

Charles P. Garcia

Gregory P. Josefowicz

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

What were the services provided by and fees paid to the independent registered public accounting firm in the last two fiscal years?

The fees for our independent registered public accounting firm, KPMG LLP, for the indicated services performed for the fiscal years ended June 25, 2008 and June 27, 2007 were as follows (amounts in thousands):

	2008	2007
Audit fees(1)	$2,564	$6,000
Audit-related fees(2)	60	50
Tax fees(3)	396	800

TOTAL:	$3,020	$6,850

(1)

Fees for audit services include fees associated with the annual audit of financial statements, annual audit of internal control over financial reporting and review of quarterly financial statements. Fiscal year 2007 includes additional audit services provided relating to the Company’s emergence from bankruptcy protection.

(2)	Fees for audit-related services include fees associated with the annual audit of employee benefit plans.
(3)	Fees for tax services include fees associated with tax compliance, tax advice and tax planning.

In accordance with SEC rules and our Audit Committee Charter, the Audit Committee approved all fees billed by our independent registered public accounting firm in fiscal 2008.

The Audit Committee has reviewed and discussed the fees of KPMG LLP during the last fiscal year for audit and non-audit related services and has determined that the provision of non-audit services are compatible with the firm’s independence.

What are the pre-approval policies of the Audit Committee for audit and non-audit services?

Under our Audit Committee Charter, the Audit Committee reviews and approves the independent registered public accounting firm’s proposed audit scope and plans, including coordination of the activities of the internal auditors and the independent registered public accounting firm. The Committee also approves the annual budget for all audit and permissible non-audit services to be provided. The Committee pre-approves all engagements of the independent registered public accounting firm. The Committee’s general policy is to restrict the engagement of the independent registered public accounting firm to the provision of audit and audit-related services, as well as permissible tax-related services.

PROPOSAL 3—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

What am I voting on?

You are voting on a proposal to ratify the appointment of KPMG as our independent registered public accounting firm for fiscal 2009. The Audit Committee of the Board has appointed KPMG to serve as the independent registered public accounting firm. Although our governing documents do not require the submission of the selection of the independent registered public accounting firm to the shareholders for approval, the Board considers it desirable that the appointment of KPMG be ratified by our shareholders.

What services does the independent registered public accounting firm provide?

Audit services provided by KPMG for fiscal 2008 included the audits of our consolidated financial statements and internal control over financial reporting and services related to periodic filings made with the SEC. Additionally, KPMG provided certain services related to the consolidated quarterly reports and annual and other periodic reports and tax services as described under Independent Registered Public Accounting Firm Fees and Services.

Will a representative of KPMG be present at the annual meeting?

Yes. One or more representatives of KPMG are expected to be present at the meeting. The representatives will have an opportunity to make a statement if they desire, and are expected to be available to respond to appropriate questions from shareholders.

What if this proposal is not approved?

If the appointment of KPMG as our independent registered public accounting firm is not ratified, the Audit Committee may reconsider the appointment.

What is the recommendation of the Board?

The Board of Directors recommends a vote FOR the ratification of KPMG as our independent registered public accounting firm for fiscal 2009.

STOCK OWNERSHIP BY DIRECTORS, MANAGEMENT AND 5% SHAREHOLDERS

The following table shows the beneficial ownership of our common stock, as of September 1, 2008, for:

•	each director nominee;

•	the named executive officers;

•	our directors and executive officers as a group; and

•	our 5% shareholders.

The business address for each of our directors and/or named executive officers listed below is 5050 Edgewood Court, Jacksonville, FL 32254.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Directors and Executive Officers:
Peter L. Lynch, Chairman of the Board, President and Chief Executive Officer	87,750	*
Evelyn V. Follit, Director	1,666	*
Charles P. Garcia, Director	4,666	*
Jeffrey C. Girard, Director	2,666	*
Yvonne R. Jackson, Director	1,666	*
Gregory P. Josefowicz, Director	1,666	*
James P. Olson, Director	4,666	*
Terry Peets, Director	1,223	*
Richard E. Rivera, Director	1,666	*
Bennett L. Nussbaum, Sr. Vice President and Chief Financial Officer	8,732	*
Larry B. Appel, Sr. Vice President, General Counsel and Secretary	5,543	*
Daniel Portnoy, Sr. Vice President, Chief Merchandising and Marketing Officer(3)	6,208	*
Frank O. Eckstein, Sr. Vice President, Retail Operations	7,138	*
Directors and executive officers as a group (20 persons)	154,552	*
5% Shareholders:
FMR LLC(4)	8,085,220	15.0%
Advisory Research, Inc.(5)	5,457,086	10.1%
Schultze Asset Management, LLC(6)	2,799,414	5.2%

*	Indicates beneficial ownership of less than 1%.
(1)

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)

Percent of class reported for directors and officers is based on 54,224,960 shares of common stock issued and outstanding as of September 1, 2008. Percent of class for 5% shareholders is based on the SEC filings made by each shareholder.

(3)	Includes 1,000 shares of common stock held in irrevocable trusts on behalf of Mr. Portnoy’s minor children.
(4)

According to a Schedule 13G filed with the SEC on February 14, 2008 by FMR LLC (“FMR”), 82 Devonshire Street, Boston, MA 02109, FMR reports that various persons have the right to receive or the power to direct the receipt of, the common stock of Winn-Dixie Stores, Inc. and that no one person’s interest in such common stock is more than five percent of the total outstanding common stock.

(5)	According to a Schedule 13G filed with the SEC on January 10, 2008 by Advisory Research, Inc., 180 North Stetson Street, Suite 5500, Chicago, IL 60601.
(6)

According to a Schedule 13G/A filed with the SEC on August 8, 2008 by Schultze Asset Management, LLC (“SAM”), c/o Q&H Corporate Services Ltd., Third Floor, Harbour Centre, P.O. Box 1348GT, Grand Cayman, Cayman Islands. SAM acts as an investment manager for individual and institutional investors through limited partnerships, offshore funds, and managed accounts (the “Managed Accounts”). In its capacity as investment manager, and pursuant to investment management agreements between SAM and each Managed Account, SAM has the sole power to vote and dispose of the securities owned by the Managed Accounts. George J. Schultze (“Schultze”) is the Managing Member of SAM and exercises sole voting and investment control over SAM. Both SAM and Schultze disclaim beneficial ownership of the shares reported, except to the extent of their respective pecuniary interest in such shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2008, the Audit Committee adopted a written Policy on Related Party Transactions to ensure that all interested transactions with related parties are subject to approval or ratification by the Audit Committee in accordance with the procedures set forth below. The policy is intended to supplement our Code of Conduct.

Under the policy, an interested transaction is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year;

•	we are a participant; and

•	any related party has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

A related party is any:

•

person who is or was (since the beginning of the last fiscal year for which we filed a Form 10-K, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	person or entity, including affiliates, that was a beneficial owner of 5% or more of our common stock at the time the transaction occurred or existed; or

•	immediate family member of any of the foregoing.

In accordance with the policy, the Audit Committee reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction, subject to certain pre-approved transactions described below. If advance Audit Committee approval is not possible, the transaction will be considered and, if appropriate, ratified at the Audit Committee’s next regularly scheduled meeting. In determining whether to approve or ratify an interested transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. No director will participate in any discussion, approval or ratification of a transaction for which he or she is a related party

The Audit Committee has determined that certain interested transactions are deemed to be pre-approved or ratified (as applicable) by the Audit Committee, even if the amount involved exceeds $120,000. These include:

•	employment and compensation of executive officers;

•	director compensation;

•

transactions with other companies in which a related person’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

•

charitable contributions, grants or endowment by us to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts; and

•	transactions where all shareholders receive proportional benefits.

We lease space in a shopping center in Largo, Florida, for one of our stores from a partnership that owns the shopping center. Family members of Larry B. Appel, our Senior Vice President and General Counsel, including his wife and certain of her immediate family members, have an approximately 50% interest in the partnership that owns the shopping center. The lease payments made by us to the partnership totaled approximately $412,307 in fiscal 2008, and the lease is expected to continue through fiscal 2009 and beyond. The lease was negotiated on an arm’s length basis, and we consider the rates associated with this lease to be market rates. This transaction was approved in accordance with the Policy on Related Party Transactions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC.

Based on our review of the forms that were filed and written representations from the reporting persons, we believe that during our most recently completed fiscal year ended June 25, 2008, all of our executive officers, directors and 10% shareholders complied with all applicable reporting requirements, except for the late filing of a Form 4 for Bennett L. Nussbaum for the sale of shares. The late filing of this Form 4 was due to an administrative error.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

When must I submit a proposal for inclusion in 2009 proxy statement?

If any shareholder intends to present a proposal for inclusion in our proxy materials for the 2009 Annual Meeting of Shareholders, the proposal must be received by our Corporate Secretary no later than May 22, 2009. The proposal must comply with the SEC regulations set forth in Rule 14a-8 under the Exchange Act.

Can I present a matter at the 2009 Annual Meeting of Shareholders?

Our By-Laws provide a formal procedure for bringing business before an annual meeting of shareholders. A shareholder that intends to present a matter before the 2009 Annual Meeting of Shareholders is required to deliver a written notice to the Corporate Secretary not earlier than August 7, 2009 and not later than September 4, 2009. In the event that the date of the annual meeting is more than 25 days before or after November 5, 2009, the notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

The notice must contain a brief description of the business desired to be brought, the reasons for conducting such business, the name and address of the shareholder and the number of shares of our stock the shareholder beneficially owns, a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) and any material interest of the shareholder in such business, and a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

If these procedures are not complied with, the proposed business will not be transacted at the annual meeting. The By-Law provisions are not intended to affect any rights of shareholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act.

MISCELLANEOUS

As of the date of this proxy statement, management does not know of any other matter that will come before the meeting.

By Order of the Board of Directors,

Larry B. Appel

Secretary

September 22, 2008

Please sign and return the enclosed proxy promptly. Alternatively, you may give a proxy electronically or by telephone by following the instructions on your proxy card or in the proxy statement. If you decide to attend the meeting, you may, if you wish, revoke the proxy and vote your shares in person.

APPENDIX A

WINN-DIXIE STORES, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

The purpose of this Winn-Dixie Stores, Inc. Employee Stock Purchase Plan is to provide associates of Winn-Dixie Stores, Inc. (the “Company”) and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed in a manner consistent with the requirements of Section 423 and related sections of the Code.

2. Definitions.

(a) “Associate” shall mean an Employee of the Company as defined in Section 2(h) below. For purposes of this Plan, “Associate” and “Employee” shall have the same meaning.

(b) “Board” shall mean the Company’s Board of Directors.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean the Common Stock, $0.001 par value, of the Company.

(e) “Company” shall mean Winn-Dixie Stores, Inc., and any Designated Subsidiary of the Company.

(f) “Compensation” shall mean all cash compensation received by an Associate from the Company or a Designated Subsidiary and includible in the Associate’s gross income for federal income tax purposes, other than any taxable reimbursements. By way of illustration, but not limitation, “Compensation” shall include regular compensation such as salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but shall exclude relocation reimbursements, expense reimbursements, tuition or other reimbursements, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(g) “Designated Subsidiary” shall mean any Subsidiary of the Company designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(h) “Employee” shall mean any individual who is an employee of the Company for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company, except that where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed by either statute or contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. For purposes of this Plan, the terms “Employee” and “Associate” shall have the same meaning.

(i) “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1) If the Common Stock is listed on an established stock exchange or national market system, including, without limitation, the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or

(2) If the Common Stock is regularly quoted by a recognized securities dealer, but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

(j) “Offering Commencement Date” shall mean the first day of each Offering Period.

(k) “Offering Period” shall mean a period of one calendar month during which funds may be accumulated for the exercise of option. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l) “Parent” shall mean a corporation, domestic or foreign, that owns not less than 50% of the voting shares of the Company or of another Parent, whether or not such corporation now exists or is hereafter organized or acquires the Company or a Parent.

(m) “Participant” shall mean an eligible Associate who has elected to participate in the Plan.

(n) “Plan” shall mean this Winn-Dixie Stores, Inc. Employee Stock Purchase Plan.

(o) “Purchase Date” shall mean the last day of the month of the Offering Period (or next following Trading Day, if the last day of the month is not a Trading Day).

(p) “Purchase Price” shall mean an amount equal to 95% of the Fair Market Value of a share of Common Stock on the Purchase Date; provided, however, that the Purchase Price may be adjusted by the Board pursuant to Section 20 of this Plan.

(q) “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock that have been authorized for issuance under the Plan, but not yet placed under option.

(r) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(s) “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) Any Associate employed by the Company on a given Offering Commencement Date shall be eligible to participate in the Plan.

(b) Any provisions of the Plan to the contrary notwithstanding, no Associate shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Associate (including by attribution under Section 424(d) of the Code) would own capital stock of the Company (or a Parent or Subsidiary) and/or hold outstanding options to purchase stock of the Company (or a Parent or Subsidiary) constituting in the aggregate five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company, or (ii) to the extent that his or her option rights to purchase stock under this Plan and any other employee stock purchase plans of the Company and its Parent and Subsidiary corporations exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) in the aggregate for each calendar year in which such option right is outstanding at any time.

4. Offering Periods.

The Plan shall be implemented by consecutive Offering Periods of one (1) months’ duration, with a new Offering Period commencing on the first day of each calendar month, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period shall not commence until the Plan has been approved by the Company’s shareholders. The Board shall have the power to change the duration and timing of Offering Periods with respect to future offerings without shareholder approval.

5. Participation.

(a) An eligible Associate may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form provided by the Company and filing it with the designated human resources representative of the Company before the applicable Offering Commencement Date.

(b) Payroll deductions for a Participant shall commence on the first payroll date occurring on or after the applicable Offering Commencement Date and shall end on the last payroll date occurring on or before the end of the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

6. Payroll Deductions.

(a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount equal to a whole percentage (e.g., 1%, 2%, etc.), but not exceeding fifteen percent (15%), of the Compensation that he or she receives on each pay day during the Offering Period.

(b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account. A Participant’s account shall be only a bookkeeping account maintained by the Company, and neither the Company nor any Subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a Participant’s account. Unless specifically provided herein, except for amounts not expended because of the Plan rule that fractional shares shall not be purchased, no amount of accumulated payroll deductions shall be carried over with respect to any Participant from the end of one Offering Period to the beginning of another.

(c) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, but no other change can be made and, specifically, a Participant may not alter the rate of his or her payroll deductions during an Offering Period. A Participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with the limitations of Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. In such event, payroll deductions shall recommence at the rate provided in such Participant’s subscription agreement at the beginning of the first Offering Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

(e) If a Participant is also a participant in a 401(k) plan maintained by the Company or any Parent or Subsidiary and receives a hardship distribution under such 401(k) plan, the Participant’s payroll deductions under this Plan shall cease for a period of six (6) months from the date of such hardship distribution.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, arising upon the exercise of the option or the disposition of the

Common Stock. The Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to meet applicable withholding obligations related to the Participant’s tax obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Associate that may be available to it.

7. Grant of Option.

Effective on the Offering Commencement Date of each Offering Period, each eligible Associate participating in such Offering Period shall be granted an option to purchase on the Purchase Date of such Offering Period, at the applicable Purchase Price, a number of shares of the Company’s Common Stock determined by dividing such Associate’s total payroll deductions actually made during the Offering Period and retained in the Participant’s account as of the Purchase Date by the applicable Purchase Price without adjustment for changes in the Compensation of the Participant

8. Exercise of Option.

Unless a Participant withdraws from the Plan as provided in Section 10 hereof, or except to the extent that the limitation of Section 423(b)(8) of the Code would otherwise be violated, his or her option for the purchase of shares shall be exercised automatically on the Purchase Date, and the maximum number of whole shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in the Participant’s account. No fractional shares shall be purchased. Any payroll deductions accumulated in a Participant’s account that are insufficient to purchase a full share shall be retained in the Participant’s account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery; Dividends; Subsequent Disposition by Participant.

(a) As promptly as practicable after each Purchase Date on which a purchase of shares occurs, the Company shall transfer (including, but not limited to, a transfer by electronic transaction) a stock certificate evidencing the shares purchased on exercise of the option to the Participant’s Plan account to be held on behalf of the Participant. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship, or as community property.

(b) For a period of two (2) years after the first day of the Offering Period for the shares, a Participant cannot transfer shares from his or her Plan account to a different brokerage or other account or request a stock certificate in the name of the Participant or in the name of the Participant and his or her spouse as provided in 9(a) above. During such two-year holding period, any disposition of shares by the Participant will be treated as a “disqualified disposition” pursuant to Code Section 423 to the extent provided therein.

(c) After the two-year holding period described in 9(b) above, a Participant may transfer shares to a different brokerage account or request a stock certificate in the name of the Participant or in the name of the Participant and his or her spouse as provided in 9(a) above. A disposition of shares by the Participant after the two-year holding period described in 9(b) above shall be treated as a “qualified disposition” pursuant to Code Section 423 to the extent provided therein.

(d) If dividends are declared by the Company and shares are held in a Participant’s account , the dividends will be deposited directly into the Participant’s Plan account and will be used to purchase additional Company stock (without discount) on the next Purchase Date following the date on which the dividends are paid. If shares are held by the Participant or by a broker or custodian designated by the Participant, the dividend check will be mailed to the Participant’s last known address on file with the Plan.

10. Withdrawal.

(a) A Participant may withdraw all, but not less than all, of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time on or before fifteen (15)

calendar days before the Purchase Date by giving written notice to the designated human resources representative of the Company in the form provided by the Company. All of the Participant’s payroll deductions credited to his or her account shall be paid to such Participant promptly after receipt of notice of withdrawal, such Participant’s option for the Offering Period shall automatically be terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period or any Offering Period thereafter unless the Participant delivers to the Company a new subscription agreement.

(b) A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any succeeding Offering Period commencing after the termination of the Offering Period from which the Participant withdraws.

11. Termination of Employment.

Upon a Participant’s ceasing to be an Associate for any reason at any time on or before a Purchase Date of an Offering Period, he or she shall be deemed to have elected to withdraw his or her payroll deduction election, and the payroll deductions credited to such Participant’s account during such Offering Period shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such Participant’s option shall be automatically terminated. The Participant shall have the distribution rights described in Section 9 above with regard to shares held in his or her Plan account.

12. No Interest.

No interest shall accrue or be payable on the payroll deductions of a Participant in the Plan.

13. Stock.

(a) The shares of Common Stock to be sold to Participants under the Plan may, at the election of the Company, be either treasury shares or shares newly issued by the Company.

(b) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock available for sale under the Plan shall be one million (1,000,000) shares. If on a given Purchase Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(c) The Participant shall have no interest or voting rights in shares covered by his or her option or in any dividends declared by the Company in respect of its outstanding Common Stock until such option has been exercised.

(d) Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse, as designated by the Participant.

14. Administration.

The Plan shall be administered by the Board or a designated committee of members of the Board appointed by the Board. Initially, the Board has designated the Compensation Committee of the Board of Directors as responsible for administering the Plan. The Board or its designated committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision, and determination made by the Board or its designated committee shall, to the fullest extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to any Purchase Date on which the option is exercised, but before delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death before exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant or, if to the best of the Company’s knowledge no such executor or administrator has been appointed, the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or, if no spouse, dependent, or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability.

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17. Use of Funds.

All payroll deductions received or held by the Company under the Plan shall be general corporate funds and as such may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions or pay interest thereon.

18. Reports.

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased, and the remaining cash balance, if any.

19. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger, or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the Reserves, the maximum number of shares each Participant may purchase per Offering Period, as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final and binding on all parties. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or of securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately before the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Purchase Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c) Merger or Asset Sale. In the event of a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed, or an equivalent option substituted, by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume the option or substitute equivalent options, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”). The New Purchase Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each Participant in writing, at least ten (10) business days before the New Purchase Date, that the Purchase Date for the Participant’s option has been changed to the New Purchase Date and that the Participant’s option shall be exercised automatically on the New Purchase Date, unless before such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20. Amendment and Termination.

(a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Purchase Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its shareholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted that adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation, or stock exchange rule), the Company shall obtain shareholder approval in such manner and to such degree as required.

(b) Without shareholder consent and without regard to whether any Participant’s rights may be considered to have been “adversely affected,” the Board shall be entitled to: change the Offering Periods, the maximum amount of permitted payroll deductions, and the frequency and/or number of permitted changes in the amount withheld during an Offering Period; establish the exchange ratio applicable to amounts withheld in a currency other than U. S. dollars; permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections; establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation; and establish such other limitations and procedures as the Board determines in its sole discretion are advisable.

(c) In the event that the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

(1) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price; or

(2) shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Board action.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

21. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange on which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan.

The Plan shall become effective at the first Offering Commencement Date following its adoption by the Board, subject to approval by the shareholders in accordance with Treasury Regulations Section 1.423-2(c) within 12 months before or after its adoption by the Board. Once effective, the Plan shall continue in effect for a term of ten (10) years unless sooner terminated by the Board pursuant to Section 20 hereof.

24. Additional Restrictions of Rule 16b-3.

The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. In the cases of any such persons, this Plan and options issued to such persons shall be deemed to contain, and the shares issued upon exercise of such options shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions on behalf of such persons.

IN WITNESS WHEREOF, the Company has executed this Plan on this      day of                     , 2008, effective as provided above.

WINN-DIXIE STORES, INC.

By:

Its:

ATTEST:

By:

Its:

WINN-DIXIE STORES, INC.

5050 Edgewood Court, Jacksonville, FL 32254-3699 Annual Meeting of Shareholders to be held November 5, 2008

PROXY VOTING INSTRUCTIONS

TELEPHONE—Call toll-free 1-800-PROXIES

(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when

COMPANY NUMBER you call.

- OR -

INTERNET—Access www.voteproxy.com and follow the on-screen instructions. Have your proxy ACCOUNT NUMBER card available when you access the web page.

- OR -

MAIL—Sign, date, and mail your proxy card in the envelope provided as soon as possible.

You may vote by telephone or through the Internet up until 11:59 PM Eastern Time, on November 4, 2008.

Please detach along perforated line and mail in the envelope provided only if you are not voting by telephone or through the Internet.

20933000000000000000 0 110508

The Board of Directors recommends a vote FOR all of the nominees listed in Proposal 1 and FOR Proposals 2 and 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

FOR AGAINST ABSTAIN

1. Election of Directors for a term of one year. 2. Approval of the Winn-Dixie Stores, Inc. Employee Stock Purchase Plan.

NOMINEES:

FOR ALL NOMINEES Evelyn V. Follit 3. Ratification of the appointment of KPMG as the independent registered public accounting firm for fiscal 2009.

Charles P. Garcia

WITHHOLD AUTHORITY Jeffrey C. Girard 4. The proxies are authorized to vote, at their discretion, upon such other FOR ALL NOMINEES Yvonne R. Jackson business as may properly come before the meeting or any adjournments or Gregory P. Josefowicz postponements of the meeting.

FOR ALL EXCEPT Peter L. Lynch

(See instruction below) This proxy, when properly executed, will be voted in the manner directed by the

James P. Olson undersigned shareholder. If no direction is made, this proxy will be voted FOR all Terry Peets nominees listed under Proposal 1 and FOR Proposals 2 and 3.

Richard E. Rivera

Your vote is important. Please vote by telephone, through the Internet or by signing and dating this proxy card below and returning promptly in the enclosed postage-paid envelope so that your shares can be represented at the meeting.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

JOHN SMITH

1234 MAIN STREET ELECTRONIC ACCESS TO FUTURE DOCUMENTS

APT. 203 If you would like to receive future shareholder communications over the Internet NEW YORK, NY 10038 exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder Date: Signature of Shareholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

WINN-DIXIE STORES, INC.

5050 EDGEWOOD COURT JACKSONVILLE, FLORIDA 32254-3699

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Peter L. Lynch and Terry Peets, and each of them, as proxies, each with full power of substitution, and authorizes them to vote all shares of common stock of Winn-Dixie Stores, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on Wednesday, November

5, 2008, at 9:00 a.m. Eastern Time, at the corporate headquarters of the Company, 5050 Edgewood Court, Jacksonville, Florida, and at any adjournment or postponement of the meeting as designated on the reverse side of this form.

(Continued and to be signed on the reverse side)

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